UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 5)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2011

Sooner Holdings, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	0-18344	73-1275261
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

Long Shan Development Area
Han Jiang Town, ShiShi City
Fujian, PRC	N/A
(Address of Principal Executive Offices)	(Zip Code)

86-13505080536
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 EXPLANATORY NOTE

            On February 14, 2011, Sooner Holdings Inc., an Oklahoma corporation (the “Company”), filed a Current Report on Form 8-K (the “Original Filing”) reporting the closing of a share exchange transaction with Chinese Weituo Technical Limited (“Chinese Weituo”), a BVI corporation and its shareholders that resulted in Chinese Weituo becoming a wholly owned subsidiary and new operating business of the Company.  The share exchange transaction was accounted for as a reverse acquisition and recapitalization and, as a result, the consolidated financial statements of the Company (the legal acquirer) will, in substance, be those of China Weituo (the accounting acquirer), with the assets and liabilities, and revenues and expenses, of the Company being included effective from the date of the share exchange transaction.

 This Amendment No. 5 to Original Filing is being made to respond to certain comments received from the Staff of the Securities and Exchange Commission.  In addition, in connection with the share exchange transaction, the Company’s board of directors approved a change of the Company’s fiscal year end to December 31, the fiscal year end of the accounting acquirer.  In reliance of Section IIIF of the Securities and Exchange Commission’s Division of Corporate Finance: Frequently Requested Accounting and Financial Reporting Interpretations and Guidelines dated March 31, 2001, the Company previously furnished the consolidated financial statements of Chinese Weituo’s operating subsidiary, Shishi Feiying Plastic Co., Ltd., and its variable interest entity, Feiying Industrial Co., Ltd. (“San Ming”), as of December 31, 2010 and 2009.

 For convenience and ease of reference, the Company is filing this Form 8-K/A in its entirety with applicable changes. Unless otherwise stated, all information contained in this amendment is as of February 14, 2011, the filing date of the Original Filing. Except as stated herein, this Form 8-K/A does not reflect events or transactions occurring after such filing date or modify or update those disclosures in the Original Filing that may have been affected by events or transactions occurring subsequent to such filing date.

Special Note Regarding Forward Looking Statements

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management's Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements include, among other things, statements relating to:

•	our anticipated growth strategies and our ability to manage the expansion of our business operations effectively;
•	our ability to maintain or increase our market share in the competitive markets in which we do business;
•	our ability to keep up with rapidly changing technologies and evolving industry standards, including our ability to achieve technological advances;
•	our dependence on the growth in demand for our products;
•	our ability to diversify our product offerings and capture new market opportunities;
•	our ability to source our needs for skilled labor, machinery and raw materials economically;
•	the loss of key members of our senior management; and
•	uncertainties with respect to the PRC legal and regulatory environment.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Use of Certain Defined Terms

 Except where the context otherwise requires and for the purposes of this report only:

•
the “Company,” “we,” “us,” and “our” refer to the combined business of Sooner Holdings Inc., a Oklahoma corporation, and its subsidiaries, Chinese Weituo Technical Limited (“Chinese Weituo”), a BVI limited company, HongKong Weituo Technical Limited (“HK Weituo”), a Hong Kong limited company, and Shishi Feiying Plastic Co., Ltd. (“SFP”), a PRC wholly-Foreign Owned Enterprise;

•	“BVI” refers to the British Virgin Islands;
•	“Exchange Act” refers the Securities Exchange Act of 1934, as amended;
•	“Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China;
•	“PRC,” “China,” and “Chinese,” refer to the People’s Republic of China;
•	“Renminbi” and “RMB” refer to the legal currency of China;
•	“SEC” refers to the Securities and Exchange Commission;
•	“Securities Act” refers to the Securities Act of 1933, as amended; and
•	“U.S. dollars,” “dollars,” “USD” and “$” refer to the legal currency of the United States.
•
All currency amounts are in USD unless otherwise stated. Foreign currency translation in this Form 8-K (excluding financial statements or amounts from the financial statements) is based on the conversion of RMB to U.S. Dollars as of December 31, 2010.

 Item 1.01 Entry Into A Material Definitive Agreement

On February 14, 2011, Sooner Holdings Inc., an Oklahoma corporation, entered into a Securities Exchange Agreement with R.C. Cunninghham II and R.C. Cunningham III (collectively the “Control Shareholders”) and Chinese Weituo Technical Limited (“Chinese Weituo”), a BVI corporation and its shareholders, China Changsheng Investment Limited, a BVI company, China Longshan Investment Limited, a BVI company, High-Reputation Assets Management Limited, a BVI company, Joint Rise Investment Limited, a BVI company, and W-Link Investment Limited, a BVI company (collectively, the “Chinese Weituo Shareholders”), pursuant to which Sooner Holdings acquired 100% of the issued and outstanding capital stock of Chinese Weituo in exchange for the issuance of 19,200 shares of Series A Preferred Stock. Each share of Series A Preferred Stock is convertible in one thousand shares of common stock, $0.001, par value which will constitute approximately 96.0% of Sooner Holdings’ issued and outstanding common stock on an as converted basis and after giving effect to a proposed share  consolidation. Subsequent to the completion of the Securities Exchange Agreement, Sooner Holdings intends to amend its articles to change its name and effect a 1-for-18.29069125 share consolidation.

In addition, pursuant to the Securities Exchange Agreement, in the event that Chinese Weituo’s subsidiary Shishi Feiying Plastic Co., Ltd.’s (“SFP”) net income is less than $5.5 million as determined in accordance with generally accepted accounting principles of the United States and set forth in SFP’s audited financial statements for the year ended December 31, 2010, then we will be required to issue an additional 113,637 shares of common stock (post consolidation) in the aggregate to the Control Shareholders.  The December 31, 2010 net income as reported in SFP’s audited financial statements contained in this Current Report was over $5.5 million; therefore, there were no additional shares issued pursuant to the Securities Exchange Agreement.

As discussed in more detail in Item 5.06 of this report, as a result the share exchange, (i) Sooner Holdings ceased being a shell company as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, and (ii) we indirectly control though subsidiaries, SFP, which is engaged in the business of manufacturing of and selling of synthetic polyurethane leather (“PU leather”) for the shoe manufacturing industry and manufacturing of and selling of flip-flops and slippers  for sale in China and abroad. SFP  is located in ShiShi City, Fujian, China.

The foregoing description of the terms of the Securities Exchange Agreement is qualified in its entirety by reference to the provisions of the agreements filed as Exhibit 2.1 to this report, which are incorporated by reference herein.

Item 2.01 Completion Of Acquisition Or Disposition Of Assets

On February 14, 2011, we completed the acquisition of Chinese Weituo pursuant to the Securities Exchange Agreement described in Item 1.01 above. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein Chinese Weituo is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

Form 10 Disclosure

As disclosed elsewhere in this report, on February 14, 2011, we acquired Chinese Weituo in a reverse acquisition transaction. Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as we were immediately before the reverse acquisition transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form registration of securities on Form 10.

Accordingly, we are providing information that would be included in a Form 10 had we been required to file such form. Please note that the information provided below relates to the combined entity after the acquisition of Chinese Weituo, except that information relating to periods prior to the date of the Securities Exchange Agreement only relate to Chinese Weituo unless otherwise specifically noted.

Description of Business

Overview

Through our operating company Shishi Feiying Plastic Co., Ltd. (“SFP”), we manufacture synthetic polyurethane leather (“PU leather”) for the shoe industry in Fujian Province, China. Our primary business is the design, manufacturing and sale of PU leather for the shoe manufacturing industry in China. PU leather design can take two forms; formula design, which can produce PU leather with different physical features like high peel strength, water repellency, or tear strength; and pattern design, which includes different colors, roughness of material and possibly patterns on the material.  In addition, we manufacture flip-flops and slippers (footwear) for sale in China and abroad. For the years ended December 31, 2010 and 2009, our sales were $27,062,512 and $15,210,827, respectively, for PU leather and $5,999,775 and $6,012,252, respectively, for footwear.

Our PU leather production facilities are strategically located in Fujian Province, which puts us in close proximity to our target customers. We plan to increase our PU leather production capacity and expand our sales to other industries.  Currently, all of our PU leather is used in the manufacture of shoes; however, we believe we can easily extend our services to other PU leather industries like furniture, footballs, basketballs and other sporting equipment and, clothes and suitcases, to name a few.  Towards this goal, our growth strategy includes expansion projects to build a new PU leather factory in the DaTian technology park in Fujian province, China where many of our customers are located.

Mr. Ang Kan Han is our chairman of the board, president and largest shareholder. Mr. Ang is also known as “Hong Jiang Han” which is Mr. Ang’s Mandarin name spelled in English. As discussed, we intend to a build a new PU leather factory. Mr. Ang incorporated Feiying Industrial Co., Ltd. (San Ming) a wholly-foreign owned enterprises (WFOE) in the PRC, to build the PU leather factory in the DaTian technology park in Fujian province. To facilitate the building of the PU leather factory, we have, through our wholly-owned subsidiary SFP, from time to time advanced funds to San Ming. Further, we have entered into a call option agreement with Mr. Ang to allow us to purchase San Ming which owns certain land rights and is building a factory in DaTian technology park for 90% of the net tangible asset value at the time of the exercise  Because Mr. Ang is our president and chairman of the board, we have the power to direct the activities of San Ming. We have also determined that San Ming currently has not been adequately capitalized to carry out its principal operating activities, which is to build a PU leather factory. It is currently the Company’s intention to exercise the call option agreement when phase 1 of the construction is completed, which would make San Ming our wholly owned subsidiary. We anticipate phase 1 to be completed in June, 2011.

 Currently, from an accounting perspective, we have determined that San Ming is a variable interest entity (VIE) because of its insufficient capital to carry out its principal operating activity (the construction of a PU leather factory), and that we are the primary beneficiary. Accordingly, we will consolidate the financial position of San Ming in our financial statements for the year ended December 31, 2010.

We will continue to reassess San Ming’s status as a VIE including any potential change in VIE status.

History

Sooner Holdings, Inc.

Our company, Sooner Holdings, Inc., an Oklahoma corporation, was formed in 1986 to enter the in-home soda fountain business. We never developed this business into a national market. Subsequently, we evolved into a multi-subsidiary holding company in diverse businesses. From 1993, when we were restructured, until June 1998 we sought acquisitions. In November 1987 we acquired, through our subsidiary Charlie O Business Park Incorporated, a business park from R.C. Cunningham II, our then president and a director. In June 1998 we acquired, through our subsidiary ND Acquisition Corp., the assets and certain liabilities of New Direction Centers of America, LLC and entered the minimum-security correctional business. In May 2000 we purchased the rights to a new, Class 5, hardware and software computer-based platform that resembles the computer-based soft switch. We named it "Cadeum" and organized a wholly owned subsidiary, Sooner Communications, Inc., through which we proposed to market Cadeum to telecommunications carriers.

           Until the events described below, we operated the three above-described businesses through three subsidiaries, ND Acquisition Corp., Charlie O Business Park Incorporated and Sooner Communications, Incorporated. These subsidiaries and a brief summary of their businesses are as follow:

•
ND Acquisition Corp . ND Acquisition Corp. (NDAC) owned and operated a minimum-security correctional facility for women offenders (Northgate) and a community sentencing facility for men (Eastgate).  Both facilities were located in Oklahoma City, Oklahoma.  In July 2003 we were notified that the NDAC property was included in an area marked for improvement by the Oklahoma Capital Development Authority.  In November 2003 we sold this property to such Authority and exited the correctional facility line of business. Currently, NDAC remains inactive with no assets or liabilities, and we intend to dissolve NDAC later this year.

•
Charlie O Business Park Incorporated . Charlie O Business Park, Inc. (“CO Park”) operated a multi-unit rental property for business and industrial tenants located in Oklahoma City, Oklahoma.  CO Park became an operating subsidiary upon its formation in November 1987 and we owned 100% of the subsidiary.  During fiscal year 2002 we were notified by the Oklahoma Department of Transportation (“ODOT”) that the Business Park’s improved real property would be condemned as part of the re-working of Interstate Highway 40.  In late July 2003 we settled with ODOT’s appraisers for $4,350,000 for the condemnation of the property.  We searched for a replacement property to continue this line of business, but we found none. Currently, CO Park  remains inactive with no assets or liabilities, and we intend to dissolve CO Park later this year.

•
Sooner Communications, Inc . On May 2, 2000 Sooner Communications (“Communications”) subsidiary purchased all the rights to a computer based platform called Cadeum. Cadeum was designed to  host computer-based telephony products developed specifically for telecommunication providers.  We planned to market these products on a wholesale level to telecommunication carriers.  We completed beta testing the answering service section of Cadeum with a large Texas-based regional telecommunication provider. Due to certain interface issues, marketing of the answering service was suspended awaiting a resolution.  We resolved these issues in the early second quarter of fiscal 2002, at which time marketing of the answering service was to resume.  However, the Texas-based regional telecommunications provider did not resume marketing, due to problems inherent in the telecommunications industry. The Company consider this business to now be defunct with no operations. In preparation of and prior to the closing of the Securities Exchange Agreement, the Company sold all of its shares in Communications to R.C. Cunningham II, our former president and director, for $1.00.

Until we entered into the Securities Exchange Agreement, our business plan was to seek, investigate, and, if warranted, acquire one or more properties or businesses, and to pursue other related activities intended to enhance shareholder value.

Shishi Feiying Plastic Co., Ltd.

All of our business operations are conducted through our wholly-foreign owned Chinese subsidiary, Shishi Feiying Plastic Co., Ltd. (“SFP”). SFP was registered in China as a wholly-foreign owned enterprise under Chinese law in December, 2003. During 2004 and 2005 SFP built its factory, purchased and installed factory equipment and tested and modified the production lines, and perfected the formula for PU leather.  In January 2006, SFP began its business of manufacturing and selling PU leather when all of its $5,000,000 capital contribution was fully paid as registered capital.

In 2007, SFP acquired substantially all of the assets, excluding land use rights and buildings, of our footwear business from Shishi Changsheng Shoe Industry Co., Ltd., a wholly-foreign owned enterprise under Chinese law (“Shishi Changsheng”) for approximately $359,518, which represents the book value at the time.  Shishi Changsheng has been manufacturing footwear since 1998.  The entire consideration was paid upon the transfer of the assets and there were no further conditions or agreements as part of the transaction.  Shishi Changsheng was owned and operated by Mr. Ang; therefore the assets were transferred at their net book value with no step-up or –down in basis.

Reverse Acquisition of Chinese Weituo

Pursuant to the Securities Exchange Agreement, we acquired 100% of the issued and outstanding capital stock of Chinese Weituo in exchange for 19,200 shares of Series A Preferred Stock which upon conversion will constitute approximately 96.0% of our issued and outstanding common stock after the consummation of the transaction contemplated by the Securities Exchange Agreement As a result of the reverse acquisition, we have assumed the business and operations of Chinese Weituo and its subsidiaries.

 For accounting purposes, the reverse acquisition with Chinese Weituo was treated as a reverse acquisition, with Chinese Weituo as the acquirer and Sooner Holdings as the acquired party. Unless the context suggest otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Chinese Weituo.

Corporate Structure

All of our operations are conducted through our Chinese subsidiary SFP. In addition, we have entered into call option agreements to procure the manufacturing facilities to be built by San Ming and Fuijian Feiying Plastic Co., Ltd (“FFP”), both of which are independently owned by Mr. Ang, our chairman, president and largest shareholder.  Both call option agreements allow our subsidiary Hong Kong Weituo Technical Limited (“HK Weituo”) to purchase the shares of San Ming and/or FFP, respectively, at 90% of the net tangible asset value as of the date of exercise of the call option to be determined by an independent third party appraiser.  The total consideration for the San Ming call option agreement was $5,778,005 (RMB 38,082,546) which consisted of $5,694,515 (RMB 37,532,546) in advances made by SFP to Shishi Changsheng, which obligation was subsequently transferred to Mr. Ang and $83,490 (RMB 550,000) in advances made by SFP to San Ming which obligation was subsequently transferred to Mr. Ang.  The $5,778,005 (RMB 38,082,546) in obligations due to SFP by Mr. Ang was cancelled upon the execution of the call option and will be applied towards the purchase price of the San Ming if the call option is exercised.  The call option agreement for San Ming expires on January 17, 2014.

The consideration for the FFP call option agreement was $151,800 (RMB 1,000,000) which was paid in July 2011.  The $151,800 will be applied towards the purchase price of the FFP if the call option is exercised..   The call option agreement for FFP expires on January 17, 2012. Neither call option agreement provides for a refund of the option consideration if such option is not exercised within the prescribed expiration date.  The assignment of the San Ming  or FFP shares pursuant to the call option agreements do not require government approval, but need to be filed with the relevant local Chinese authorities.  It is our intent to exercise the call option to acquire the  San Ming, but we are still evaluating whether we will exercise our call option to acquire the FFP.  In the event that we do not exercise the call option to acquire the shares of either San Ming or FFP and such options lapse, San Ming will owe us money for funds advanced subsequent to entering into the call option agreements or otherwise due to us.

We evaluated our call option agreements for the financial accounting and reporting of interests in certain variable interest entities, which are defined as certain business entities that either have equity investors with voting rights disproportionate to their ownership interests, or have equity investors that do not provide sufficient financial resources for the entities to support their activities. The guidance requires consolidation of such entities by any company that is subject to a majority of the risk of loss from the entities’ activities or is entitled to receive a majority of the entities’ residual returns or both, defined as the primary beneficiary of the variable interest entity.

Currently, San Ming has started construction of the PU leather manufacturing facility. As such, we have determined San Ming to be a variable interest entity to which we are deemed to be the primary beneficiary because of (i) their insufficient capital to carry out their principal operating activities, (ii) our ability, through Mr. Ang, to direct and control San Ming’s activities, (iii) San Ming’s reliance on contribution from Mr. Ang and potentially from us to build the manufacturing facility, and (iv) our intention to exercise the call option agreement.

FFP remains inactive as it is still trying to secure land use rights from the Chinese government.  Mr. Ang has decided to keep FFP dormant until the land use rights issue can be resolved.  In addition, the FFP plant will not be developed until the San Ming facility has been sufficiently utilized.  Since FFP has no ongoing business operations, we do not consider FFP to be a variable interest entity.

We have consolidated San Ming’s financial statements with our financial statements for the year ended December 31, 2010 in accordance with U.S. generally accepted accounting principles.

The chart below presents our current corporate structure:

Our principal executive office is located at Han Jiang Town, ShiShi City Fujian, PRC.  Our telephone number at our principal executive office is 86-13505080536.

Products

We have two business divisions; our PU leather division and our footwear division. Our primary business is manufacturing PU leather. We maintain our footwear business because of our established distributors and customers, and low cost of manufacturing.

PU Leather

Development of PU Leather

As natural leather has excellent natural characteristics, it is widely used in the production of commodities and industrial products. With the world's population growth, demand for leather has increased, and the production of natural leather cannot satisfy such demand. To replace the use of natural leather, scientists began to study and develop artificial leather and synthetic leather as early as five decades ago.

Polyvinyl chloride (“PVC”) leather or vinyl was one of the earlier forms of  artificial leather. Although PVC has advantages including, acid alkali resistance, resistance to water, and bright luster, PVC leather has poor air permeability, feels stiff in cold environment and has worse touch feel than PU leather. Another weakness of PVC is that it can damage the environment. Because it is hard to degrade, the discarded PVC leather pollutes the environment. In the production process of PVC leather, plasticizer, stabilizer and other addictives are added. Stabilizers in PVC leather contain lead, cadmium and other heavy metals, which are prohibited by developed countries including the EU, Japan and the USA. As PVC leather is lower in price, it is mainly used in low-grade bags, sofas, and decorations.

Polyurethane synthetic leather (PU leather) is the second generation artificial leather. In 1937, polyurethane was successfully developed, laying a foundation for the development of PU leather and the progress of artificial leather industry. In 1953, polyurethane was used for shoe soles and synthetic leather and in 1964,  PU leather was used for production of shoe upper. (Source: www.polyurethanes.org)

PU leather has certain advantages such as mild burnish, soft feeling, and similar feeling to genuine leather, fine low temperature resistance, fine air permeability, and washability. In addition, PU leather has excellent adhering function to base material, is abrasion resistant, resists flexure, and has excellent mechanical properties of aging resistance. Compared to natural leather, PU leather processing is simpler at a lower cost. As a result, PU leather had become an ideal substitute for natural leather products, and it has been widely used for clothing, furniture, and luxury shoes.

Superfine fiber PU leather is the third generation artificial leather. It adopts bunchy superfine fiber that is similar to bunchy collagenous fiber in natural leather in terms of structure and performance, which is processed into three-dimensional network structured high-density nonwovens, and filled with optimal form microporous-structured polyurethane. The superfine fiber PU leather comes out after a special post-processing. Superfine fiber PU leather has better function and performance than genuine leather including: tear resistance, high pulling tension, wear-resistance, low temperature resistance, acid and alkali resistance, fade resistance, hydrolysis resistance, light quality, soft and fine air permeability, smooth feel and even thickness. In terms of chemical resistance, quality uniformity and production processing adaptability, waterproof, mildew-proof, superfine fiber PU exceeds natural leather. Superfine fiber PU leather is suitable for fabrics for high-grade sport clothes, shoes, bags and furniture.

The PU leather industry is developing in terms of product quality, varieties and output, and it is undergoing a transition from ordinary PU synthetic leather to high-quality PU synthetic leather through technology and more salient physical performance.

Our Industry

Artificial synthetic leather is mainly composed of base cloth and coating resin. In industrial practice, the artificial leather with PVC resin as coating is generally called PVC artificial leather; the artificial leather with PU resin as coating is called PU leather; the synthetic leather with superfine fiber nonwoven cloth as base cloth and PU resin as coating is called superfine fiber genuine leather (also called superfine fiber synthetic leather). In industrial statistics, superfine fiber genuine leather is listed as the category of synthetic leather.   Source Taiwan Synthetic Leather Industry Published at April 2009. http://www.ibuyplastic.com/tech_center/tech_paper/tech_detailcontent.phtml?id=559&IBP_SID=f31d1238f6b8415ef933a717a331c130

PU leather is similar to genuine leather in terms of structure and performance. With a three-dimensional appearance, PU synthetic leather has superior durability, resilience, softness, tensile strength and solvent resistance. It can be cut, ground and processed like genuine leather to be air permeable and moisture permeable.

PU leather is used in a wide variety of industries including clothing, shoes, furniture, and athletic equipment. Different uses require different types and quality of PU leather. Traditionally, Japanese companies were known for their technology in creating synthetic leather while Italian companies were know for creating fashionable synthetic leather for higher-end products. Taiwanese and Korean companies also grew to produce high-tech synthetic leather. Lately, Chinese companies have emerged as producers of high-quantity PU leather. According to Taiwan Industrial Technology Research Institute, China National Bureau of Statistics, China’s output of synthetic leather makes up 70% of the world’s total output, becoming the top manufacturer and consumer of synthetic leather. The synthetic leather products are raw materials for shoes, bags, garments, and furniture products.

Increasing Demand for Artificial and Synthetic Leather

            According to China Plastics Processing Industry Association (Source:   The situation and tendency of synthetic leather industry in China, Published at Sept. 2010, www.cn-plastics.net/docc/reports/detail.asp?news_id=853 ) , by 2013 the quantity demanded for the domestic artificial leather and synthetic leather will reach 3.24 billion ㎡ (square meters). According to the National Bureau of Statistics, in 2009 the production of artificial leather in China was 1.07 billion ㎡ representing a year-on-year increase of 6.6% while the production of synthetic leather is 1.28 billion ㎡ representing a year-on-year increase of 13.2%. The gross output value of industry is 58.67 billion RMB with a year-on-year increase of 11.24%.

In addition, it is anticipated that PU synthetic leather, which is the second generation of artificial leather and synthetic leather, will increase as customers look for alternatives to the PVC artificial leather. In terms of performance, PU synthetic leather is considered by many to be better than PVC artificial leather in terms of feel and likeness to real leather. In addition, at present, the European Union has limited the production and sale of PVC artificial leather and Japan has already banned the use of PVC artificial leather as car decoration material. With the tightening of international environmental policy, it is anticipated that the demand for PU synthetic will grow.

            According to Statistics on synthetic leather factories and their production lines in domestic China in 2008 by Chinapu.com (Source: Research report on China PU leather industry 2008, Shanghai; http://www.chinatimes.cc/site1/hxsb/html/2010-01/09/content 28698.htm) which is specialized in PU market research, in 2008 there were approximately 364 synthetic leather enterprises in Mainland China, which had 1,343 production lines. Among them there are 694 dry process production lines and 649 wet process production lines. These enterprises are mainly concentrated in provinces including Zhejiang, Fujian, Guangdong and Jiangsu. Manufacturers in Fujian Province, China represented approximately 13% of all of the manufacturers included in the statistical report. In addition, according to China National Bureau of Statistics, Guangdong, Fujian and Zhejiang are three major leather shoe production bases in China, producing 83% of the country’s total output. These three provinces are main areas with demand for synthetic leather in China and 80% of domestic production lines of synthetic leather are distributed in the three provinces.

PU Applications

            PU leather is used in the following application fields: shoe leather, furniture leather, leather for luggage and case, leather for garment, leather for balls, and leather for inner decoration of cars. Sports shoes are an important application area of synthetic leather. China’s annual output of sneakers stands at about 3 billion pairs, which are mainly produced in Fujian and Guangdong. Jinjiang of Fujian province is the largest production base of sports shoes. There are more than 3,000 shoe-making manufacturers in Jinjiang, with a total annual output of 1.2 billion pairs of sports shoes and sneakers, accounting for 40% of China’s output, or 20% of the world's total output. (Source Fujian government, published at April 2009,  http://www.fujian.gov.cn/wsbs/jg/jjdt/200904/t20090414 120083.htm)

In addition, there are many shoe-manufacturers who engaged in production with leather shoe upper, mainly distributed in Guangdong and Zhejiang. Huidong of Guangdong is “China’s Production Base of Ladies Shoes,” with more than 3,000 shoe-making enterprises, of which more than 95% produced ladies shoes of synthetic leather; these enterprises produced a total of 300 to 400 million pairs of ladies shoes a year. Wenling of Zhejiang mainly produces shoes of synthetic leather, and this city has more than 6,000 shoe-making enterprises, with a total annual output of 400 million pairs. (Source : Wenling Statistion Intranet, published Dec. 2010, http://www.wltj.org/listnew.php?new_id=124&d=003)

Market

            We believe we are one of the leading manufacturers of PU leather for the shoe manufacturing industry in Fujian Province, China. We are located in the area of Jinjiang County of Quanzhou, which is China’s largest production base of sports shoes.  (Source: Sports Shoe’s Capital of China –Jinjiang , China Daily, January 22, 2009) There are over 4,000 shoe manufacturers in this area including well known companies, such as “Anta,” “Peak,” “361°,” “Voit,” “Xtep,” “Erke” and “Deerway.”  The annual production of sport shoes and sneakers in Jinjiang is above 1 billion pairs. (Source: Fujian government, published April 2009, http://www.fujian.gov.cn/wsbs/jg/jjdt/200904/t20090414_120083.htm) Our major customers are shoe factories which are concentrated in the area of Jinjiang County of Quanzhou. As the production base is close to the sales market, our sales and transportation costs are greatly reduced. Meanwhile because the production base is close to the market, we can quickly access the customers’ information which becomes a significant advantageous position in terms of R&D and market response.

Manufacturing

PU synthetic leather refers to a type of artificial leather with PU resin coatings applied and dried over the release paper and then transferred to the base cloth or wet-process substrate layer (BASE). PU synthetic leather is similar to genuine leather in terms of structure and performance. With a three-dimensional appearance, PU synthetic leather has superior durability, resilience, softness, tensile strength and solvent resistance. It can be cut, ground and processed like genuine leather to be air permeable and moisture permeable. PU synthetic leather can be further categorized by intended use as follows: ball leather, footwear leather, upholstery leather, garment leather, bag leather, car interior leather, fancy leather, industrial accessory / packaging leather etc.

High-performance PU leather refers to PU synthetic leather using high-density nonwoven fabric as base cloth and featuring superior hydrolysis resistance, peel strength, tear strength, durability, air permeability and moisture permeability. The mid-grade high-performance PU leather we are currently manufacturing  is mainly used to make high-grade athletic shoes.

We manufacture a variety of mid-grade PU leather products including the conventional and high-performance series. These products are basically intended for footwear applications.

We have a 66,700 square meter factory for the production of five lines of PU leather. Our five production lines consist of three wet-process production lines to produce semi-finished PU leather and two dry-process production lines, which produce the finished product. Altogether, we can produce over 12 million meters of PU leather per year.

A brief overview of the wet-process and dry process is described below.

Wet-Process  Production – Semi-finished PU leather

Dry-Process Production – Finished PU leather

1-hour agitation at 70°C
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RDMF is added for dilution.
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RDMF and MEK are added repeatedly to obtain the desired viscosity and solid content.
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Various additives are added as required and adequately agitated for 1 hour.
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Terminator is added to end the reaction.

            In addition to our manufacturing process for the PU leather, we also produce roughly 14,400 tons of resins a year that we use for our manufacturing process as well as to sell to other manufacturers. This allows us to be less dependent on suppliers and market conditions of raw materials. We also developed a proprietary process to recover and reuse our production remains as part of our manufacturing process. This reduces waste in our manufacturing process. As discussed in growth strategy, subject to availability of funds we intend to expand our manufacturing capacity by acquiring one or two production plants.

Raw Materials and Suppliers

Resin pastes and base cloths are the key raw materials used in the production of PU synthetic leather and therefore constitute a major part of approximately 80% of the production cost, specifically, resin pastes 60% and base cloths 20%. We have established a resin paste plant in the SFP factory to support our production needs.  Through San Ming, we intend to establish a cloth production plant so we will be able to manufacture the resin pastes and base cloths required for production of PU leather and mitigate the potential adverse impact of the rise in raw material price on the profit margin of PU leather products. The key raw materials of PU resins are coal-based DMF, petroleum-based AA and MDI and other chemical products. DMF, AA and MDI stand at approximately 70% of the total cost of PU resins. We purchase our raw materials, including the base cloth, from a number of suppliers and are not dependent on any single supplier. In addition, the suppliers for our base cloth include the raw materials for base cloth is all located in Fujian Province. We do not have a formal long term contract with any of our suppliers. During the fiscal years ended December 31, 2010 and 2009, purchases from any one vendor did not exceed 10% of our total purchases.

Design

There are two parts to the design aspect of PU leather. One is formulas design, which we can produce PU leather with different physical features like high peel strength, water repellency, and/or tear strength. For formulas design, we will tailor the formulas with different proportion of ingredients to satisfy client’s requirements. The other is pattern design, which we establish colors, roughness of materials, and different patterns on the materials. We monitor and review trends to keep our products current with fashion trends and styles.

Marketing, Sales and Distribution

We sell PU leather mostly to shoe factories in China.  90% of our sales are to distributors, and the remaining through direct sales to customers.  For year ended December 31, 2010, Jinjiang Yuanfeng Shoes Trading Co., Ltd.(“Yuanfeng”), our largest PU leather distributor, accounted for 15% of our total sales.  In general, Yuanfeng purchases our products pursuant to a standard purchase order.  However, on January 10, 2011, we memorialized a cooperation agreement with Yuanfeng that extended to them up to $5.93 million in credit on the purchase of our products that occurred in 2010.  In consideration for extending credit, Yuanfeng will pay us interest on the outstanding balance at a rate equal to a 15% discount of the one-year bank interest rate.  See “Management's Discussion and Analysis Of Financial Condition and Results of Operations - Liquidity and Capital Resources”.  We currently do not actively market any of our PU leather to foreign markets (outside of China). However, since many of our distributors are currently supplying PU leather to other Asian countries, we believe we can expand our sales, primarily throughout Asia based on our relationships with our distributors. We intend to expand our sales to foreign markets by increasing our production capacity through the construction of the  San Ming manufacturing plant, the first phase is ready for trial production.  The first phase consists of a production center and the purchase and installation of three wet process production lines and two dry process production lines.   See the discussion “ New Manufacturing Facilities” below .

In connection with our sales, we provide consistent and reliable customer services from product development, communication in production to after-sales support and maintenance. At the point of product development, the sales representative will introduce the market trends to the customer and provide market research and product-specific consultation services upon the customer’s request. During the product process, we strive to be highly responsive to the changes in terms of specifications such as physical properties, and since we have our own resin plant we are able to accommodate changes quickly with accurate adjustment to the resin formulas in response to customer needs. During the after-sales stage, we provide training, on-site instruction and call center services. We give information to our customers about how to preserve PU leather products, especially high-performance PU leather, for a longer period of time, so as to prevent product returns or disputes due to improper storage.

Seasonality

We experience some seasonal trends in the sale of our products. Sales in our PU leather division are often stronger in our second, third and fourth quarter and often weaker in first quarter. Historically, the net result of seasonal trends has not been material relative to our overall results of operations, but many of the factors that create and affect seasonal trends are beyond our control.

Backlog

At December 31, 2010 and 2009, we had no backlog. We do not believe that backlog is a meaningful indicator of sales that can be expected for any period, and there can be no assurance that the backlog at any point in time will translate into sales in any subsequent period, particularly in light of our policy of allowing customers to cancel or reschedule orders without penalty prior to commencement of manufacturing. We have not recorded any provision for sales returns and have no provisions for the years ended December 31, 2010 and 2009.

Inventory Levels

We produce according to actual sale orders, and forecasted sale projections that we receive from our distributors. This strategy gives us the ability to operate with reduced levels of raw materials and finished goods inventories; however there is generally a build-up of work in process inventory in anticipation of future orders. Work in process inventory is generally inventory that has gone through the wet process.  We commonly call this semi-finished inventory.   Semi-finished inventory can be sold and is generally the product that is sold internationally.  Most of the design aspects take place in the dry-process, so we can build-up semi-finished inventory in anticipation of future needs. Fluctuations in market demand may nevertheless result in excess inventory. However, since most of our non-committed inventory is either raw materials or semi-finished we considerably reduce the risk of declining inventory values and obsolescence.

Growth Strategy

We currently produce mid-grade PU leather products with both normal performance and high-performance features.  We intend to focus on mid- to high-grade PU leather products in the next few years while (i) entering other regional markets in China, such as Hunan and Jiangxi Provinces that are located near our manufacturing facility in Fujian, (ii) increasing our sales in Asian countries outside of China, specifically Japan and Korea, and (iii) increase our sales in overseas markets such as Europe and America. We intend to achieve growth by pursuing the following strategies:

• Focus on key markets . China continues to present strong growth opportunities especially in the Fujian Province, with increasing demand for our mid-grade high-performance PU leather. We plan to expand into other regional markets by opening sales centers in other provinces. We have already opened a sales center in Hebei Province and have begun to market to shoe manufactures in Hebei Province, but as of March 2011 we have not had any significant sales in that province.  We are also planning to work closely with our distributors to explore direct sales opportunities to customers outside of China. Our distributors have a great deal of experience in the selling of PU leather outside of China to other Asian countries. We intend to leverage their experience and contacts to try to procure contracts for the sale of our PU leather.  These efforts are generally based on our relationships with our distributors and our based on our ability to provide a higher-quality product at a competitive price.  As of March 2011, we have shipped some small orders to shoe factories in Japan and Korea.

• Focus on shoe industry . We will continue to focus our sales to the shoe industry which demand high quality PU leather such as ours. We will continue to improve the quality of our products, develop proprietary technology and formulas, and upgrade aesthetic designs to differentiate our products from our competitors.

• Expand our sales to other industries . We seek to expand our sales to other industries such as furniture, balls, clothes and suitcases that focus on higher quality of PU leather.  We plan to expand into other industries once we are able to increase our capacity as a result of the new manufacturing facilities. We intend to leverage our brand and reputation, and utilize our distributors to explore sales of our PU leather in the other industries. Presently, our focus for our PU leather is in the shoes industry, but in the near future, when the new San Ming manufacturing facilities is up and running, we intend to sell to other PU industries, like furniture, balls, clothes and suitcase. We believe that we can easily extend our sales to other PU leather industries because we have a good reputation with our distributors and we have strong control over our quality and our operations.

• Research and Development . We will continue to commit resources for research and development in order to improve our manufacturing process and develop new formulas to improve the quality of our PU leather. In particular, our efforts will focus on (1) developing more advanced technologies to increase our productivity and efficiency in the manufacturing process and reduce cost of production; (2) developing and refining our proprietary manufacturing process for the resins used in our manufacturing process as well as methods of recycling our used manufacturing remains to cut costs and preserve the environment; and (3) enhancing our product quality to satisfy stringent manufacturing requirements and to keep abreast of rapidly changing industry standards and evolving market trends.

• Upgrade on technology . We will continue to upgrade and refurbish our machinery so that we can stay ahead of the technology curve with the most efficient use of capital investment.

• New manufacturing facilities . We intend to increase our production to meet current and future demand by building a new manufacturing facility in DaTian city, Fujian Province. On January 17, 2011, we entered into a call option agreement with Mr. Ang granting us the right to purchase Mr. Ang’s shares in San Ming which is building a facility in DaTian city.

New Manufacturing Facilities

            We intend to increase our production capacity by building new manufacturing facilities.  We have plans to construct two facilities, the FFP facility in Yong’an city and the San Ming facility in DaTian city, Fujian.  The development of the manufacturing facility in Yong’an city is currently on hold due to issues securing the land use rights, and the strategic decision to complete the build-up of the San Ming facility in DaTian city before undergoing another construction project.  Construction on the San Ming facility in DaTian city began in June 2010.  There are three phases for the new PU leather factory.  Phase 1 is still under way and consists of construction of the actual facilities that will house the production center and the purchases and installation of three wet process production lines, two dry process production lines and installation of recycling equipment to recapture and recycle chemicals used in the production process. Two wet process production lines are assembling and are ready to be placed into trial production.  Phase 1 has an estimated total cost of $17.0. to $19.0 million.  Phase 1 is currently on schedule.  Phase 2 will begin in approximately the 4 th quarter of 2011 but timing is somewhat dependent on PU leather demand and the availability of capital resources.  Phase 2 will consist of the expansion from 3 wet processing lines to 9 wet processing lines, from 2 dry process lines to 7 dry processing lines, and the addition of a resin plant and 5 base-cloth production lines.  Phase 2 is estimated cost between $15 and $23 million. We intend to fund phase 2 from the sale of equity instruments and bank financing.  After the construction of Phase 2, San Ming will decide how it wishes to proceed on Phase 3. Phase 3 consists of installing new wet and dry processing lines to manufacture super-fiber PU leather, and the ability to produce PU leather for other industries at high capacity.

Competitive Strengths

We believe that the following competitive strengths enable us to compete effectively in, and to capitalize on the growth of, the PU leather market:

•	Strong Cost Control. We produce our own raw materials for the production of PU leather. In addition, we recover and reuse our waste manufacturing materials.

•	Strong Relationships. We enjoy long-term relationships with our suppliers.

•	Loyalty . We cultivate strong employee loyalty to the company.

•	Differentiation . We have unique formulations for certain PU leather products.

•	Strong Trademarks . Our WINTOP, WINTOP plus graphic, and NIVIANI plus graphic trademarks are well-known in China.

•
Strong Research and Development Capabilities . We place a strong emphasis on research and development, particularly focusing on improving the quality and uniqueness of our products. Our strong research and development commitment have enabled us to develop special formulas to differentiate our products from our competitors. We have in-house engineers who calculate the best formula for each batch of raw materials based on their experience.

•
Recognized Quality Products . We strive to manufacture quality products. We have the facilities for experimenting, inspecting and testing as well as a sophisticated production process. Our products receive accreditation from famous footwear manufacturers such as Erke and Xtep. As a leading supplier of PU leather, our products are used in both domestic athletic shoe brands and internationally recognized brands.

•
Eco-Friendly Production.   We are committed to a long-term strategy of green, eco-friendly and sustainable development. We have maintained a sophisticated recycling and post-treatment process. The new facility at San Ming will replace the conventional HTF heating solution with a steam recovery and zero heat emission system.

•
Low-cost manufacturing model . We conduct all of our manufacturing activities in Fujian Province, China. Our access to China's abundant supply of skilled and low-cost labor, as well as our ability to source raw materials, equipment, land and manufacturing facilities locally and economically, has considerably lowered our operating cost and expenses as a percentage of revenues.

•	Location . We are located near our customers. This reduces cost of transportation and allows us to better serve our customers.

•
Brand Awareness and Customer Loyalty . We have established a good long-term cooperative relationship with our distributors. Our ability to adjust, accommodate and update our products in time and develop new products to adapt to the needs of our end consumers have resulted in a group of long-term loyal customers. In addition, our relationships with our distributors allow us to gather important market information and potentially enter new markets.

Competitors

 The competition in our industry is intense and there is a high concentration of competitors in our geographical area. Our products are positioned to be medium and high-end PU synthetic leather and our major competitors are domestic competitors which we have identified to include Jinjiang Lanfeng Leather Manufacturing Co., Ltd., Kunshan Xiefu Group, and Jinjiang Tianshou Artificial Leather Co., Ltd. In general, our direct competitors have overseas sales capacity. However, they lack our low-cost advantage, focused concentration on research and development, close proximity to customers, high quality, and centralized product offerings.

Footwear

There is a tremendous continuing demand for PVC flip-flops and slippers all over the world, and particularly in countries with hot climates such as those in Africa, the Middle East, Southeast Asia and South America.

Manufacturing

Our PVC foam slippers are made of PVC resins which are transformed into lightweight and soft sheets through high-pressure foaming and then stamped and cut into soles with reserved holes. Non-foam PVC materials are used to make the Y-shaped strap through injection molding which is then fastened to the sole to form a thong flipper.

PVC foam slippers are mainly made of PVC, DOP, DDP and AS. We have a 5,000 square meter factory that manufacturers PVC flip-flops and slippers. We use a semi-automated processes to boil, mix, vulcanize, mold, drill, and press raw PVC and chemicals into innovative fashionable flip-flops and slippers. We can currently produce more than 40 million flip-flops and slippers per year. We believe that we are one of the leading PVC slipper manufacturers in China, with state-of-the-art production process and equipment. From 1998 to 2005, we were one of the key suppliers of White Dove, an internationally recognized slipper brand. Since 2006,  we focused on  building our own brand WINTOP which is well received in Africa, Middle East, Southeast Asia, and South America for its premium quality, stylish design, attractive patterns and competitive price.

Raw Materials and Suppliers

The key raw materials of PVC foam slippers are PVC (Polyvinyl chloride) resins, DOP (Dibutyl phthalate), and DDP. We purchase our raw materials from a number of suppliers and are not dependent upon any raw material supplier for PVC slipper production. We do not have a formal long term contract of any of our suppliers. During the fiscal year ended December 31, 2010 and 2009, we had no suppliers that accounted for more than 10% of our purchases of raw materials.

Sales and Distribution

            We sell our footwear in China, Middle East and Africa. The bulk of our sales occur in Africa and the Middle East through our sole distributor, Ransford Limited.  Ransford accounted for 14% and 26% respectively of our gross sale at year ended December 31, 2010 and 2009.  Ransford purchases our products pursuant to a standard purchase order.  In general, a standard Ransford purchase order covers basic terms including type of product to be sold, quantity of product to be sold, specifications, if any, of the product to be sold, purchase price, payment terms, time of shipment, loading port and destination, and insurance.  Once the products have been delivered and we have been paid, there are no further obligations by the parties under the purchase order.  In China, we sell our footwear to one customer which accounted for 2% and 16% of our gross sales at year ended December 31, 2010 and 2009. For the years ended December 31, 2010 and December 31, 2009, our percentage of revenues for the footwear business were 10%, 56% and 34%, and 17%, 38% and 45% in China, Middle East and Africa, respectively. Sales in our footwear division are often stronger in our second, third and fourth quarter, and often weaker in first quarter.

Competitors

We have been in this business since 1998 and our WINTOP brand is well known by our customers and end users. However, the PVC flip-flop and slipper business is highly competitive and fragmented where manufactures around the world competes by pricing. As such, we will competitive in the market place as long as we can maintain our low cost of production.

PRC Government Regulations.

Business License

Any company that conducts business in the PRC must have a business license that covers a particular type of work. We obtained a business license from the Quanzhou Administration for Industry and Commerce on November 24, 2010, which identifies our business scope as “Production of plastic.” Prior to expanding our business beyond that of our business licenses, we may be required to apply and receive approval from the relevant PRC government authorities and we cannot assure you that we will be able to obtain the necessary government approval for any change or expansion of our business.

Environmental Regulations

Major regulations applicable to us include the PRC Environmental Protections Law, the PRC Law on Prevention and Control of Water Pollution and its associated Implementation Rules. In compliance with these regulations, we have obtained a Pollution Emission License and an Environmental Protection Opinion from the Shishi Municipal Environmental Protection Bureau.

Taxation

On March 16, 2007, the National People’s Congress of China passed a new Enterprise Income Tax Law, or EIT Law, and on November 28, 2007, the State Council of China passed its implementing rules, which took effect on January 1, 2008. Before the implementation of the EIT Law, foreign invested enterprises, or FIEs, established in the PRC, unless granted preferential tax treatments by the PRC government, were generally subject to an earned income tax, or EIT, rate of 33.0%, which included a 30.0% state income tax and a 3.0% local income tax. The EIT Law and its implementing rules impose a unified EIT of 25.0% on all domestic-invested enterprises and FIEs, unless they qualify under certain limited exceptions. Despite these changes, the EIT Law gives FIEs established before March 16, 2007, or Old FIEs, a five-year grandfather period during which they can continue to enjoy their existing preferential tax treatments. During this five-year grandfather period, the Old FIEs which enjoyed tax rates lower than 25% under the original EIT law will be subject to gradually increased EIT rates over a 5-year period until their tax rate reaches 25%. In addition, the Old FIEs that are eligible for other preferential tax treatments by the PRC government under the original EIT law are allowed to continue enjoying their preference until these preferential treatment periods expire. The discontinuation of any such special or preferential tax treatment or other incentives would have an adverse effect on any organization's business, fiscal condition and current operations in China.

In addition to the changes to the current tax structure, under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a resident enterprise and will normally be subject to an EIT of 25% on its global income. The implementing rules define the term “de facto management bodies” as “an establishment that exercises, in substance, overall management and control over the production, business, personnel, accounting, etc., of a Chinese enterprise.” If the PRC tax authorities subsequently determine that we should be classified as a resident enterprise, then our organization's global income will be subject to PRC income tax of 25%. For detailed discussion of PRC tax issues related to resident enterprise status, see “Risk Factors – Risks Related to Our Business – Under the Enterprise Income Tax Law, we may be classified as a ‘resident enterprise' of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.”

           In addition, the EIT Law and its implementing rules generally provide that a 10% withholding tax applies to China-sourced income derived by non-resident enterprises for PRC enterprise income tax purposes unless the jurisdiction of incorporation of such enterprises’ shareholder has a tax treaty with China that provides for a different withholding arrangement. SFP is considered FIEs and are directly held by our subsidiary in Hong Kong. According to a 2006 tax treaty between the Mainland and Hong Kong, dividends payable by an FIE in China to the company in Hong Kong who directly holds at least 25% of the equity interests in the FIE will be subject to a no more than 5% withholding tax. We expect that such 5% withholding tax will apply to dividends paid to HK Weituo by SFP, but this treatment will depend on our status as a non-resident enterprise.

Pursuant to the Provisional Regulation of China on Value Added Tax and its implementing rules, all entities and individuals that are engaged in the sale of goods, the provision of repairs and replacement services and the importation of goods in China are generally required to pay value added tax, or VAT, at a rate of 17.0% of the gross sales proceeds received, less any deductible VAT already paid or borne by the taxpayer. Further, when exporting goods, the exporter is entitled to some or all of the refund of VAT that it has already paid or borne.

           The Chinese State Administration of Taxation, or SAT, released a circular on December 15, 2009 that addresses the transfer of shares by nonresident companies, generally referred to as Circular 698.  Circular 698 may have a significant impact on many companies that use offshore holding companies to invest in China.  Circular 698, which provides parties with a short period of time to comply with its requirements, indirectly taxes foreign companies on gains derived from the indirect sale of a Chinese company.  Where a foreign investor indirectly transfers equity interests in a Chinese resident enterprise by selling the shares in an offshore holding company, and the latter is located in a country or jurisdiction where the effective tax burden is less than 12.5% or where the offshore income of his, her, or its residents is not taxable, the foreign investor is required to provide the tax authority in charge of that Chinese resident enterprise with the relevant information within 30 days of the transfer.

Employment Laws

We are subject to laws and regulations governing our relationship with our employees, including: wage and hour requirements, working and safety conditions, and social insurance, housing funds and other welfare.  The term social insurance refers to five basic social securities insurances under PRC law including basic pension, basic medical insurance, work-related injury insurance, unemployment insurance and maternity insurance. These laws and regulations include local labor laws and regulations, which may require substantial resources for compliance.

 China’s National Labor Law, which became effective on January 1, 1995, and China’s National Labor Contract Law, which became effective on January 1, 2008, permits workers in both state and private enterprises in China to bargain collectively. The National Labor Law and the National Labor Contract Law provide for collective contracts to be developed through collaboration between the labor union (or worker representatives in the absence of a union) and management that specify such matters as working conditions, wage scales, and hours of work. The laws also permit workers and employers in all types of enterprises to sign individual contracts, which are to be drawn up in accordance with the collective contract. The National Labor Contract Law has enhanced rights for the nation’s workers. The legislation requires employers to provide written contracts to their workers, restricts the use of temporary labor and makes it harder for employers to lay off employees. It also requires that employees with fixed-term contracts be entitled to an indefinite-term contract after a fixed-term contract is renewed twice or the employee has worked for the employer for a consecutive ten-year period.

Foreign Currency Exchange

Under the PRC foreign currency exchange regulations applicable to us, the Renminbi is convertible for current account items, including the distribution of dividends, interest payments, trade and service-related foreign exchange transactions. Conversion of Renminbi for capital account items, such as direct investment, loan, security investment and repatriation of investment, however, is still subject to the approval of the PRC State Administration of Foreign Exchange, or SAFE. FIEs established in the PRC may only buy, sell and remit foreign currencies at those banks authorized to conduct foreign exchange business after providing valid commercial documents and, in the case of capital account item transactions, obtaining approval from the SAFE. Capital investments by FIEs outside of China are also subject to limitations, which include approvals by the Ministry of Commerce, the SAFE and the State Reform and Development Commission. We currently do not hedge our exposure to fluctuations in currency exchange rates.

 Dividend Distributions

Under applicable PRC regulations, FIEs in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a FIE in China is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves until the accumulative amount of such reserves reach 50% of its registered capital. These reserves are not distributable as cash dividends. The board of directors of a FIE has the discretion to allocate a portion of its after-tax profits to staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation.

Offshore Special Purpose Companies

 Under applicable PRC regulations, PRC residents are required to register with the local SAFE branch before establishing or acquiring control over an offshore special purpose company, or SPV, for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents.  Failure to comply with the relevant PRC regulations may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions.  Any such failure could also result in the SPV’s affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

 See also, “Risk Factors - RISKS RELATED TO DOING BUSINESS IN CHINA”

Property

All land in China is owned by the State. Individuals and companies are permitted to acquire rights to use land or land use rights for specific purposes.  In the case of land used for industrial purposes, the land use rights are granted for a period of 50 years.  Granted land use rights are transferable and may be used as security for borrowings and other obligations.

All of our facilities described below are located at Longshan Development Area, Hanjiang Town, ShiShi City, Fujian, China.

We own and use various properties, both land use right and buildings of approximately 641,291 square feet of space comprised of manufacturing facilities, warehousing and packaging facilities, dormitory space, dining halls, administrative offices and green area.  In addition, we lease our land use rights of approximately 134,978 square feet  from Shishi Changsheng for the slipper factory.  The lease is for four years at an annual payment of $35,652 (RMB 234,851). The lease expires on December 31, 2011.

The following describes our current property and proposed San Ming facility in greater detail:
		San Ming
	SFP	(In the start up phase)
Description	Area (square feet)	Area (square feet)	Ownership/Lease*
Resin factory	9,613	27,603	Owned
PU production factory	87,375	644,497	Owned
Recycling room	13,524	20,345	Owned
Boiler room	7,958	9,213	Owned
Warehouse	96,148	152,120	Owned
Dorm	11,211	11,333	Owned
Office	7,393	5,387	Owned
Overhaul shop		23,253	Owned
Green Way (path, greenbelt, etc.)	408,069	1,190,633	Owned
Slipper production factory	41,357		Shishi Changsheng
Warehouse for our slipper	35,913		Shishi Changsheng
Dorm for our slipper	11,051		Shishi Changsheng
Office for our slipper	2,172		Shishi Changsheng
Green Way (path, greenbelt, etc.) for our slipper	44,485		Shishi Changsheng
*            Land use right and buildings.

We believe that all leased space is in good condition and that the property is adequately insured by us.

Although we believe that our current facilities is adequate and suitable to meet our existing demands, we currently utilize 100% of our current facilities.  We intend to increase our production capacity primarily pursuant to certain a call option  to acquire all of the outstanding shares of San Ming which has certain leasing rights to build manufacturing facilities in DaTian city, Fujian.  We also have entered into a call option agreement to acquire all of the shares of FFP which is attempting to acquire certain development rights to build a proposed manufacturing facility in Yong’an city.    The development of the proposed manufacturing facility in Yong’an city by FFP is currently on hold due to issues related to securing the land use rights, and the strategic decision to complete the build-up of the facility in DaTian city by San Ming before undergoing another construction project.  Construction on the facility in DaTian city by San Ming began in June 2010.  There are three phases for the new PU leather factory.  Phase 1 is still under way and consists of construction of the actual facilities that will house the production center and the purchases and installation of 3 wet process production lines, 2 dry process production lines and installation of recycling equipment to recapture and recycle chemicals used in the production process. Phase 1 has an estimated total cost of $17.0 to $19.0 million.  When Phase 1 is complete, the San Ming facility will have the same production capacity as our current SFP facility.  Phase 1 is currently on schedule with two wet production lines installed which represents approximately 66% of Phase 1 capacity.  Phase 2 will begin in approximately the 4 th quarter of 2011 but timing is somewhat dependent on PU leather demand and the availability of capital resources.  Phase 2 will consist of the expansion from 3 wet processing lines to 9 wet processing lines, from 2 dry process lines to 7 dry processing lines, and the addition of a resin plant and 5 base-cloth production lines.  Phase 2 is estimated cost between $15 and $23 million. We intend to fund phase 2 from the sale of equity instruments and bank financing.  After the construction of Phase 2, San Ming will decide how it wishes to proceed on Phase 3. Phase 3 consists of installing new wet and dry processing lines to product super-fiber PU leather, and the ability to produce PU leather for other industries at high capacity.  As of March 2011, the cost associated with the construction of phase 1 at San Ming was approximately $16 million of which SFP funded approximately $11.4 million.  In addition, in connection with Phase 2, San Ming spent $1 million to prepare the land for construction and to order equipment.  SFP has advanced funds to pay 100% of these costs to date.

In addition, we own land use rights and buildings covering an area equal to approximately 112,851 square feet in Longshan Development Area, Hanjiang Town, ShiShi City, Fujian, China, which lease as follows:

Lessee	Square Feet	Purpose	Rent	Expiration Date
Shishi Fengyuangsheng Weaving Co., Ltd.	45,000	Knitwear plant	$1,203/month	December 31, 2011
Fujian Shishi Rural Cooperative Bank	135	Bank – ATM Room	$1,093/year	April 30, 2013
Quanzhou Sancai Garment Co., ltd.(1)	67,716	Garment factory	$6,000/month	February 28,2013

(1)	Quanzhou Sancai is in the process of renovating the facility at its own cost. The Company suspended the lease until renovations are completed.

Research and Development

Our research and development efforts are supported by our consultant from South Korea who has been studying and manufacturing PU leather products for nearly two decades.  We also have many technical experts with years of experience.  We have developed a variety of proprietary PU leather products with high-performance and proven performance. In addition we continue to develop technology upgrades to stay competitive, i.e. constantly improving resin formulas and production processes for PU leather to achieve premium performance while reducing the amount of resin used in the coating process, which results in the greater value of equipment and effective cost reduction.

We have focused most of our research and development attention on the further development of our PU leather products: high-density PU leather and Nano PU leather.

We intend to continue to grow and maintain our competitive advantage by focus on the development and use of our new materials, expand our formularies, production process and new product development.

Intellectual Property

 Many elements of our resin formula and production process for our PU leather involve proprietary technologies, processes, know-how or data that are non-patentable. Other methods and formulations may be patentable, but we have determined that our business interests are better served by trying to protect them as trade secrets or confidential information. We rely heavily on trade secret protection and confidentiality agreements rather than patent laws to protect our rights in these proprietary technologies, processes, know-how and data. We have taken security measures to protect its trade secret rights in this regard. For example, we have signed a confidentiality agreement with its employees and signed the Commercial and Technical Non-disclosure Agreement with our key employee to ensure that our intellectual property and intangible assets are properly protected.  The core technology used in our PU leather production process is proprietary and only make known to a couple of key employees, all of them have signed the above-mentioned confidentiality agreement to prevent the leakage of core technology.

We have an exclusive right to use the trademark “WINTOP” pursuant to a trademark license contract with Shishi Changsheng.  The trademark fee is $3,036 (RMB 20,000) annually ending on January 1, 2012.  There are four trademarks with registered numbers; 3646701, 5342599, 3646699, 3646700 (Wintop; Pattern; Wintop with pattern and NIVIANI).  Shishi Changsheng owns the trademarks.

Employees

 We currently employ approximately 465 full time employees and no part-time employees.

Legal Proceedings

During the normal course of business, we are engaged in certain litigation, none of which we believe will have a material adverse effect on our financial position.

Risk Factors

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision.  If any of the following risks actually occurs, our business, financial condition or results of operations could suffer.  In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.  You should read the section entitled “Special Note Regarding Forward Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

RISKS RELATED TO OUR OVERALL BUSINESS OPERATIONS

Current economic conditions may adversely affect consumer spending and the overall general health of our customers, which, in turn, may adversely affect our financial condition, results of operations and cash resources.

Uncertainty about the current and future global economic conditions may cause our customers to defer purchases or cancel purchase orders for our products in response to tighter credit, decreased cash availability and weakened consumer confidence. Our financial success is sensitive to changes in general economic conditions, both globally and nationally. Recessionary economic cycles, higher interest borrowing rates, higher fuel and other energy costs, inflation, increases in commodity prices, higher levels of unemployment, higher consumer debt levels, higher tax rates and other changes in tax laws or other economic factors that may affect consumer spending or buying habits could continue to adversely affect the demand for our products. In addition, a number of our customers may be impacted by the significant decrease in available credit that has resulted from the current financial crisis. If credit pressures or other financial difficulties result in insolvency for our customers it could adversely impact our financial results.

We may be unable to successfully execute our long-term growth strategy or maintain our current revenue levels.

Although we exhibited significant growth from our inception through 2010, no assurance can be given that our revenues will continue to grow. Our ability to maintain our revenue levels or to grow in the future depends upon, among other things, the continued success of our efforts to maintain our brand image and bring new products to market and our ability to expand within our current distribution channels and other distributors.

Our sales are dependent on the sales of our customer’s products.

Because our PU leather products are part of our customers’ products, our sales and success is dependent on the success of our customers’ products. If our customers’ products are no longer popular, and our customers reduce the purchase for our products, this will have an adverse effect on our revenues.

If we do not accurately forecast consumer demand, we may have excess inventory to liquidate or have greater difficulty filling our customers' orders, either of which could adversely affect our business.

The shoe manufacturing industry is subject to cyclical variations, consolidation, contraction, and closings, as well as fashion trends, rapid changes in consumer preferences, the effects of weather, general economic conditions, and other factors affecting demand. These factors make it difficult to forecast our product demand and, if we overestimate demand for our products, we may be forced to liquidate excess inventories at a discount to customers, resulting in markdowns and lower gross margins. Conversely, if we underestimate customer demand, we could have inventory shortages, which can result in lost potential sales, delays in shipments to customers, strains on our relationships with customers and diminished brand loyalty. Moreover, because our product line is limited, we may be disproportionately affected by cyclical downturns in the shoe manufacturing industry, changes in consumer preferences, and other factors affecting demand, which may make it more difficult for us to accurately forecast our production needs, exacerbating these risks. A decline in demand for our products, or any failure on our part to satisfy increased demand for our products, could adversely affect our business and results of operations.

We are dependent on sales of a small number of products, and the absence of continued market demand for these products would have a significant adverse effect on our operating results.

We generated approximately 81.9% and 72.0% of our revenues for the years ended December 31, 2010 and 2009 from sales of PU leather products. Because we are dependent on a line of footwear models that have substantial similarities, factors such as changes in consumer preferences and general market conditions in the shoe manufacturing industry may have a disproportionately greater impact on us than on our competitors. In addition, other footwear companies have introduced products that are substantially similar to our footwear models, which may reduce sales of our footwear products. In the event that consumer preferences evolve away from our footwear models or from casual lifestyle footwear in general, or if our retail customers purchase similar products sold by our competitors, the resulting loss of sales, increase in inventories and discounting of our products are likely to be significant, which could have a material and adverse impact on our business and operations.

Our accounting staff and Board of Directors have limited knowledge of US GAAP.

All of our operations are located in the PRC, and we keep our books and records in accordance with PRC GAAP, which are then converted into financial statements prepared in accordance with US GAAP. Although we have hired a senior manager to assist in the preparation of our financial statements in accordance US GAAP, we do not have a large staff that has knowledge of or experience with US GAAP. In addition, at this time, our Board of Directors serve as the audit committee and our members are not experienced with and have limited knowledge of US GAAP. As a result, there is a risk that in light of our staff and Board of Directors with limited US GAAP knowledge and experience, that our financial statements may not be in compliance with US GAAP.

We cannot evaluate the effectiveness of our Internal Control over Financial Reporting.

 In accordance with Sarbanes Oxley, we are required, on an annual basis, to measure the effectiveness of our Internal Control over Financial Reporting. Due to limited personnel and funds, we have not develop a framework from which to determine whether our internal controls over financial reporting are effective. As a result, we cannot conclude whether our internal controls over financial reporting are effective or ineffective for the year ended September 30, 2010.

Our operating results are dependent on a number of factors which may cause our operating results to fluctuate from time to time .

Our operating results may fluctuate from period to period and will depend on numerous factors, including customer demand and market acceptance of our products, new product introductions, product obsolescence, raw material price fluctuations, varying product mix, foreign currency exchange rates, foreign currency, income tax rates, timely payment and other factors. Our business is sensitive to the spending patterns of our end customers, which in turn are subject to prevailing economic conditions and other factors beyond the our control. If demand does not meet our expectations in any given period, the sales shortfall may result in an increased effect on operating results if we unable to adjust operating expenditures quickly enough to compensate for such a shortfall, which will affect our operating results.

Since we are dependent on a key customer, the loss of this customer would cause a significant decline in our revenues while a delay or failure to collect on trade receivables from our key customer will adversely affect our results of operations.

A large percentage of our accounts receivable is concentrated with one customer.

One distributor accounted for 63% of our accounts receivables as of December 31, 2010. The failure by this distributor to pay its accounts receivable would adversely affect our cash flow. In addition, we do not require collateral or security to support this distributor’s accounts receivable. Accordingly, if we are unable to receive payment from this distributor, our cash flow will be adversely affected.

We only have one customer and one distributor for our footwear business.

Our footwear segment which accounted for 28.3% and 18.1% of our gross revenues as of December 31, 2009 and 2010, respectively, is dependent on one distributor for Africa and the Middle East, and one customer for China. The loss of this distributor and/or customer will adversely affect our revenues and profitability.

We are dependent on our short term loans with financial institutions and substantially all of our short term loans are secured by our real estate.

We have short term loans and notes payable with financial institutions. The short term loans are due within one year and the notes payable are due in less than a year. The short term loans are secured by our real estate. Although the notes payable are not secured, the financial institutions require that we have a cash reserve of 20% to 100% of the total outstanding balance. As of December 31, 2009 and December 31, 2010, we had $6,966,302, and $11,586,254, respectively, amounts outstanding in short term loans and notes payable. Although we are current in our obligations under the short term loans and notes payable, a default in these loans, could require all amounts to be due immediately and result in the loss of our real property.

We are guarantors to loans of unrelated third parties pursuant to a cross guarantee arrangement, and in the event of a default of the loans by the third party we will assume the liabilities of the third parties, which will adversely affect our operating results and business.

We have entered into arrangements with unrelated third parties pursuant to which we have agreed to guarantee their loans with financial institutions and exchange for a guarantee by the third parties for our loans with financial institutions. Although cross guarantee arrangements with unrelated parties in different industries are common in China, our business and results of operations will be adversely affected in the event the third parties default on their loans. As of December 31, 2010, the third parties were current with their obligations to the financial institution; however, if the third parties are unable to satisfy the terms of the loans, we will be obligated to assume the liabilities of the third parties.

Our limited operating history may not serve as an adequate basis to judge our future prospects and results of operations.

We have a limited operating history because we have only been in operation since 2006. This limited operating history makes it difficult for investors to evaluate our businesses and predict future operating results. An investor in our securities must consider the risks, uncertainties and difficulties frequently encountered by companies in new and rapidly evolving markets. The risks and difficulties we face include challenges in accurate financial planning as a result of limited historical data and the uncertainties resulting from having had a relatively limited time period in which to implement and evaluate our business strategies as compared to older companies with longer operating histories.

Our expansion plans may not be successful.

We plan to expand our production capacity by constructing a new production plant. The new production facility will allow us to expand our production capabilities for new markets. We need to raise additional capital and expect to incur significant costs in connection with the expansion of our business, and any failure to successfully implement our expansion plans may materially and adversely affect our business, financial condition and results of operations.

Our production capacity might not be able to meet with growing market demand or changing market conditions.

We cannot give assurance that our production capacity will be able to meet our obligations and the growing market demand for our products in the future. Furthermore, we may not be able to expand our production capacity in response to the changing market conditions. If we fail to meet demand from our customers, we may lose our market share.

We may not be able to develop new products or expand into new markets.

We intend to continue research and development of new products and to expand our facilities to produce and sell PU synthetic leather. The development of new products involves considerable time and commitment. If we are not able to develop and introduce new products successfully, or if our new products fail to generate sufficient revenues to offset our research and development costs, our business, financial condition and operating results could be adversely affected. Failure of such could lead to wasted resources. There is no guarantee that we will be successful to execute our strategy for growth and if we should fail to execute our growth strategy successfully, it may have a material and adverse affect on our future revenue and profitability.

We manufacture our products in a single location, and any material disruption of our operations could adversely affect our business.

Our operations are subject to uncertainties and contingencies beyond our control that could result in material disruptions in our operations and adversely affect our business. These include industrial accidents, fires, floods, droughts, storms, earthquakes, natural disasters and other catastrophes, equipment failures or other operational problems, strikes or other labor difficulties.

All of our products were manufactured in our production facilities in Fujian Province, PRC. If there is any damage to our production facilities, we may not be able to remedy such situations in a timely and proper manner, and our production could be materially and adversely affected. Any breakdown or malfunction of any of our equipment could cause a material disruption of our operations. Any such disruption in our operations could cause us to reduce or halt our production, prevent us from meeting customer orders, adversely affect our business reputation, increase our costs of production or require us to make unplanned capital expenditures, any one of which could materially and adversely affect our business, financial condition and results of operations.

The prices for the raw materials and the costs for labor may increase.

Raw material cost is one of the major components in our cost of sales. We purchase a majority of our raw materials from local suppliers in the PRC. The prices for our major raw materials, fluctuate depending mainly on general market conditions of the local and the PRC market. Increases in the costs of such raw materials and our inability to pass on such increases in raw material costs to our customers by increasing the prices of our products may materially and adversely affect our cost of sales and our gross profit margins. The manufacturing industry is labor intensive. Labor costs in the PRC have been increasing over the past few years, and we cannot assure you that the cost of labor in the PRC will not continue to increase in the future or that we will be able to increase the prices of our products to offset such increases. If we are unable to identify and employ other appropriate means to reduce our costs of production or to pass on the increased labor and other costs of production to our customers by selling our products at higher prices, our business, financial condition, results of operations and prospects could be materially and adversely affected.

We are dependent on our proprietary formula and production process.

Our competitive advantage lies in our proprietary formula of PU synthetic leather resin and the control of the overall production process which we have developed. However, our core technologies are not suitable for the application of corresponding patents. Although we have taken measures to protect our intellectual property rights, there are competing companies with advanced technologies who may be able to replicate or surpass or core technologies. If we are unable to protect our intellectual property rights or our intellectual property rights are inadequate, our competitive position could be harmed or we could be required to incur expenses to enforce our rights.

Our future success will depend, in part, on our ability to obtain and maintain protection for our products and technology, to preserve our trade secrets and to operate without infringing the intellectual property of others. Other companies also may independently develop similar products, duplicate our products or design product. In addition, if our intellectual property rights are inadequate, we may be exposed to third-party infringement claims against us. Although we have not been a party to any infringement claims and are currently not aware of any anticipated infringement claim, we cannot predict whether third parties will assert claims of infringement against us, or whether any future claims will prevent us from operating our business as planned. If we are forced to defend against third-party infringement claims, whether they are with or without merit or are determined in our favor, we could face expensive and time-consuming litigation. If an infringement claim is determined against us, we may be required to pay monetary damages or ongoing royalties. In addition, if a third party successfully asserts an infringement claim against us and we are unable to develop suitable non-infringing alternatives or license the infringed or similar intellectual property on reasonable terms on a timely basis, then our business could suffer.

We face intense competition, and many of our competitors have substantially greater resources than we do.

We operate in a highly competitive environment. In addition, the competition in our market may intensify as we enter into new markets outside of China. There are numerous well-established companies and smaller companies in China with significant resources who are developing and marketing products and services that will compete with our products. In addition, some of our current and potential competitors have greater financial, technical, operational and marketing resources. These resources may make it difficult for us to compete with them in the development and marketing of our products, which could harm our business.

Our success will depend on our ability to update and continue to advance our technology to remain competitive.

The PU leather industry is subject to technological change. As technological changes occur in the marketplace, we will have to modify our products and processes in order to become or remain competitive. While we are continuing our research and development in new products in efforts to strengthen our competitive advantage, no assurances can be given that we will successfully implement technological improvements to our products on a timely basis, or at all. If we fail to anticipate or respond in a cost-effective and timely manner to government requirements, market trends or customer demands, or if there are any significant delays in product development or introduction, our revenues and profit margins may decline which could adversely affect our cash flows, liquidity and operating results.

Our insurance coverage may not be sufficient to cover all losses.

Although we have obtained insurance coverage for the operation of our business that we believe is customary in the PRC manufacturing industry, covering risks such as loss as a result of fire, theft or occurrence of certain natural disasters, we do not carry insurance in respect of certain risks such as product liability claims. If we incur substantial losses or liabilities that are not covered or compensated by our insurance coverage fully or at all, our business, financial condition and results of operations may be materially and adversely affected.

We may not be able to comply with all applicable government regulations.

We are subject to extensive governmental regulation by the central, regional and local authorities in the PRC, where our business operations take place. We believe that we are currently in substantial compliance with all laws and governmental regulations and that we have all material permits and licenses required for our operations. Nevertheless, we cannot assure investors that we will continue to be in substantial compliance with current laws and regulations, or that we will be able to comply with any future laws and regulations. To the extent that new regulations are adopted, we will be required to conform our activities in order to comply to such regulations. Failure to comply with applicable laws and regulations could subject us to civil remedies, including fines, injunctions, recalls or seizures, as well as potential criminal sanctions, which could have a material adverse effect on its business, operations and finances.

Compliance with environmental regulations can be expensive, and noncompliance with these regulations may result in adverse publicity and potentially significant monetary damages and fines.

Our business operations generate waste water and other industrial wastes, although we try to recycle our water and limit our waste. We are required to comply with all national and local regulations regarding protection of the environment. We are in compliance with current environmental protection requirements and have all necessary environmental permits to conduct our business. However, if more stringent regulations are adopted in the future, the costs of compliance with these new regulations could be substantial. Additionally, if we fail to comply with present or future environmental regulations, we may be required to pay substantial fines, suspend production or cease operations. Any failure by us to control the use of or to restrict adequately the discharge of, hazardous substances could subject us to potentially significant monetary damages and fines or suspensions in our business operations. Certain laws, ordinances and regulations could limit our ability to develop, use, or sell our products.

Our business depends substantially on the continuing efforts of our executive officers, and our business may be severely disrupted if we lose their services.

We believe that our success is largely dependent up on the continued service of the member of our management team, who are critical to establishing our corporate strategies and focus, and ensuring our continued growth. In particular, our president, Mr. Ang Kang Han, has substantial experience and expertise in PVC foam sandal and PU synthetic leather industry, is crucial to our success. Our continued success will depend on our ability to attract and retain a qualified and competent management team in order to manage our existing operations and support our expansions plans. Although this possibility is unlikely, if any of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new officers. In addition, if any of our executives joins a competitor or forms a competing company, we may lose some of our customers.

Certain of our existing shareholders and director have substantial influence over our company, and their interests may not be aligned with the interests of our other shareholders.

As a result of the Securities Exchange Agreement, China Changesheng Investment Limited and China Longshan Investment Limited, collectively own, in the aggregate, approximately 86.5% of our outstanding voting securities. China Changesheng Investment Limited and China Longshan Investment Limited are control by Ms. Tsoi Sau Lun who controls these companies on behalf of Mr. Ang, a director and our president. As a result, Mr. Ang will have significant influence over our business, including decisions regarding mergers, consolidations, the sale of all or substantially all of our assets, election of directors and other significant corporate actions without seeking other shareholders approval. This concentration of ownership may also have the effect of discouraging, delaying or preventing a future change of control, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our Company and might reduce the price of our shares.

 Prior to 2007, Sooner Holdings, Inc. was late in filing its periodic reports.

As a public company, Sooner Holdings, Inc. is subject to the reporting requirements of Exchange Act. Although Sooner Holdings, Inc. has filed all of its required periodic reports, prior to 2007, it failed to timely file some of its periodic reports. Although we intend to file our period report within the time period permitted by the SEC rules a failure to timely may lead to an administrative proceeding against the late filer, among other things, seeking revocation of the company’s registration under the Exchange Act.

RISKS RELATED TO DOING BUSINESS IN CHINA

As substantially all of our assets are located in the PRC and all of our revenues are derived from our operations in China, changes in the political and economic policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition.

Our business operations may be adversely affected by the current and future political environment in the PRC. The Chinese government exerts substantial influence and control over the manner in which we must conduct our business activities. Our ability to operate in China may be adversely affected by changes in Chinese laws and regulations, including those relating to taxation, import and export tariffs, raw materials, environmental regulations, land use rights, property and other matters. Under the current government leadership, the government of the PRC has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization. There is no assurance, however, that the government of the PRC will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice.

All of our deposits are held with banks in China which are not insured.

We hold all of our bank deposits with banks in China. China does not have an equivalent federal deposit insurance as in the United States. Accordingly, all of our deposits held in the banks in China are not insured. Although, we hold accounts with several banks in China and periodically evaluate the credit quality of our banks in efforts to mitigate any potential risk, we may be adversely affected in the event of a material disruption or financial distress of the banks.

Our operations are subject to PRC laws and regulations that are sometimes vague and uncertain. Any changes in such PRC laws and regulations, or the interpretations thereof, may have a material and adverse effect on our business.

The PRC’s legal system is a civil law system based on written statutes. Decided legal cases do not have so much value as precedent in China as those in the common law system prevalent in the United States.  There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, governmental approvals required for conducting business and investments, laws and regulations governing the advertising industry, as well as commercial, antitrust, patent, product liability, environmental laws and regulations, consumer protection, and financial and business taxation laws and regulations.

The Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters.  However, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties.  New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

Our PRC subsidiary, Shishi Feiying Plastic Co., Ltd., is considered a foreign invested enterprise under PRC laws, and as a result is required to comply with PRC laws and regulations, including laws and regulations specifically governing the activities and conduct of foreign invested enterprises.  We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our businesses.  If the relevant authorities find us in violation of PRC laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

•	levying fines;
•	revoking our business license, other licenses or authorities;
•	requiring that we restructure our ownership or operations; and
•	requiring that we discontinue any portion or all of our business.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based upon U.S. laws, including the federal securities laws, or other foreign laws against us or our management.

All of our current operations are conducted in China. Moreover, most of our directors and officers are nationals and residents of China.  All or substantially all of the assets of these persons are located outside the United States and in the PRC.  As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon these persons.  In addition, uncertainty exists as to whether the courts of China would recognize or enforce judgments of U.S. courts obtained against us or such officers and/or directors predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in China against us or such persons predicated upon the securities laws of the United States or any state thereof.

Future inflation in China may inhibit our ability to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation.  During the past ten years, the rate of inflation in China has been as high as 5.9% and as low as -0.8%.  These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation.  High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products and our company.

Restrictions on currency exchange may limit our ability to receive and use our sales effectively.

The majority of our sales will be settled in RMB dollars, and any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside China or to make dividend or other payments in U.S. dollars.  Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents, at those banks in China authorized to conduct foreign exchange business.  In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items.  We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of our common stock will be indirectly affected by the foreign exchange rate between the U.S. dollar and RMB and between those currencies and other currencies in which our sales may be denominated.  Appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations.  Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars, as well as earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.

 The Chinese Government controls its foreign currency reserves through restrictions on imports and conversion of RMB into foreign currency.  In July 2005, the Chinese Government has adjusted its exchange rate policy from “Fixed Rate” to “Floating Rate.”  Accordingly the RMB is no longer pegged to the U.S. dollar.  During January 2008 to January 2009, the exchange rate between RMB and US dollars has fluctuated from US $1.00 to RMB 7.3141 and US $1.00 to RMB 6.8542, respectively.  Since January 2009, the exchange rate has been stable, and was approximately at US $1.00 to RMB 6.84.  There can be no assurance that the exchange rate will remain stable.

Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term.  Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.  Our financial condition and results of operations may also be affected by changes in the value of certain currencies other than the Renminbi in which its earnings and obligations are denominated.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations.  To date, we have not entered into any hedging transactions.  While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all.  In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

Restrictions under PRC law on our PRC subsidiaries’ ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our business.

Substantially all of our sales are earned by our PRC subsidiaries. However, PRC regulations restrict the ability of our PRC subsidiaries to make dividends and other payments to its offshore parent company. PRC legal restrictions permit payments of dividends by our PRC subsidiaries only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiaries are also required under PRC laws and regulations to allocate at least 10% of its annual after-tax profits determined in accordance with PRC generally accepted accounting principles to a statutory general reserve fund until the amounts in said fund reaches 50% of our registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances, or cash dividends. Any limitations on the ability of our PRC subsidiaries to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability, limit our ability to acquire PRC companies or to inject capital into PRC subsidiaries, limit our PRC subsidiaries' ability to distribute profits to us or otherwise materially adversely affect us.

In October 2005, SAFE issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, generally referred to as Circular 75, which required PRC residents to register with the competent local SAFE branch before establishing or acquiring control over an offshore special purpose company, or SPV, for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents.  Internal implementing guidelines issued by SAFE, effective May 29, 2007 (known as Notice 106), expanded the reach of Circular 75 by (1) purporting to cover the establishment or acquisition of control by PRC residents of offshore entities which merely acquire “control” over domestic companies or assets, even in the absence of legal ownership; (2) adding requirements relating to the source of the PRC resident’s funds used to establish or acquire the offshore entity; (3) covering the use of existing offshore entities for offshore financings; (4) purporting to cover situations in which an offshore SPV establishes a new subsidiary in China or acquires an unrelated company or unrelated assets in China; and (5) making the domestic affiliate of the SPV responsible for the accuracy of certain documents which must be filed in connection with any such registration, notably, the business plan which describes the overseas financing and the use of proceeds.  Amendments to registrations made under Circular 75 are required in connection with any increase or decrease of capital, transfer of shares, mergers and acquisitions, equity investment or creation of any security interest in any assets located in China to guarantee offshore obligations, and Notice 106 makes the offshore SPV jointly responsible for these filings.  In the case of an SPV which was established, and which acquired a related domestic company or assets, before the implementation date of Circular 75, a retroactive SAFE registration was required to have been completed before March 31, 2006.  This date was subsequently extended indefinitely by Notice 106, which also required that the registrant establish that all foreign exchange transactions undertaken by the SPV and its affiliates were in compliance with applicable laws and regulations.  Failure to comply with the requirements of Circular 75, as applied by SAFE in accordance with Notice 106, may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions.  Any such failure could also result in the SPV’s affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

We have asked our shareholders, who are PRC residents as defined in Circular 75, to register with the relevant branch of SAFE as currently required in connection with their equity interests in us and our acquisitions of equity interests in our PRC subsidiary.  However, we cannot provide any assurances that they can obtain the above SAFE registrations required by Circular 75 and Notice 106.  Moreover, because of uncertainty over how Circular 75 will be interpreted and implemented, and how or whether SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies.  For example, our present and prospective PRC subsidiaries’ ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 75 and Notice 106 by our PRC resident beneficial holders.

In addition, such PRC residents may not always be able to complete the necessary registration procedures required by Circular 75 and Notice 106.  We also have little control over either our present or prospective direct or indirect shareholders or the outcome of such registration procedures.  A failure by our PRC resident beneficial holders or future PRC resident shareholders to comply with Circular 75 and Notice 106, if SAFE requires it, could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiaries’ ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

On August 8, 2006, the PRC Ministry of Commerce (“MOFCOM”), joined by the State-owned Assets Supervision and Administration Commission of the State Council, the State Administration of Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission and SAFE, released a substantially amended version of the Provisions for Foreign Investors to Merge with or Acquire Domestic Enterprises (the “Revised M&A Regulations”), which took effect on September 8, 2006 and was further amended on June 22, 2009.  These new rules significantly revised China’s regulatory framework governing onshore-to-offshore restructurings and foreign acquisitions of domestic enterprises.  These new rules signify greater PRC government attention to cross-border merger, acquisition and other investment activities, by confirming MOFCOM as a key regulator for issues related to mergers and acquisitions in China and requiring MOFCOM approval of a broad range of merger, acquisition and investment transactions.  Further, the new rules establish reporting requirements for acquisition of control by foreigners of companies in key industries, and reinforce the ability of the Chinese government to monitor and prohibit foreign control transactions in key industries.

           Among other things, the revised M&A Regulations include new provisions that purport to require that an offshore special purpose vehicle, or SPV, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals must obtain the approval of the CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange.  On September 21, 2006, the CSRC published on its official website procedures specifying documents and materials required to be submitted to it by SPVs seeking CSRC approval of their overseas listings.  However, the application of this PRC regulation remains unclear with no consensus currently existing among the leading PRC law firms regarding the scope and applicability of the CSRC approval requirement.  Our PRC counsel, believes that it is uncertain whether the transaction is subject to CSRC’s approval, and in reality, many other similar companies have completed similar transactions like the share exchange contemplated under the Exchange Agreement without CSRC's approval and our PRC legal counsel is not aware of any situation in which the CSRC has imposed a punishment or penalty in connection with any such transactions.  However, if the CSRC or other PRC Government Agencies subsequently determine that CSRC approval is required for the share exchange and private placement contemplated under the Exchange Agreement, we may face material regulatory actions or other sanctions from the CSRC or other PRC Government Agencies.

If the CSRC or another PRC regulatory agency subsequently determines that CSRC approval was required for our restructuring, we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies.  These regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our common stock.

Also, if later the CSRC requires that we obtain its approval, we may be unable to obtain a waiver of the CSRC approval requirements, if and when procedures are established to obtain such a waiver.  Any uncertainties and/or negative publicity regarding this CSRC approval requirement could have a material adverse effect on the trading price of our common stock.

Under the New Enterprise Income Tax Law, we may be classified as a “resident enterprise” of China.  Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.

China passed a new Enterprise Income Tax Law, or the EIT Law, and its implementing rules, both of which became effective on January 1, 2008. Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes.  The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice, further interpreting the application of the EIT Law and its implementation against non-Chinese enterprise or group controlled offshore entities. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate chops, board and shareholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management often resident in China.  A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and its non-PRC shareholders would be subject to a withholding tax at a rate of 10% when dividends are paid to such non-PRC shareholders.  However, it remains unclear as to whether the Notice is applicable to an offshore enterprise incorporated by a Chinese natural person.  Nor are detailed measures on enforcement of PRC tax against non-domestically incorporated resident enterprises are available.  Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

We may be deemed to be a resident enterprise by Chinese tax authorities.  If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow.  First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations.  In our case, this would mean that income such as interest on financing proceeds and non-China source income would be subject to PRC enterprise income tax at a rate of 25%.  Second, although under the EIT Law and its implementing rules dividends paid to us from our PRC subsidiary would qualify as “tax-exempt income,” we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes.  Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC shareholders and with respect to gains derived by our non-PRC shareholders from transferring our shares.  We are actively monitoring the possibility of “resident enterprise” treatment for the 2010 tax year and are evaluating appropriate organizational changes to avoid this treatment, to the extent possible.

If we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both the U.S. and China, and our PRC tax may not be creditable against our U.S. tax.

We face uncertainty from China’s Circular on Strengthening the Administration of Enterprise Income Tax on Nonresident Enterprises' Share Transfer, or Circular 698, that was released in December 2009 with retroactive effect from January 1, 2008.

The Chinese State Administration of Taxation, or SAT, released a circular on December 15, 2009 that addresses the transfer of shares by nonresident companies, generally referred to as Circular 698.  Circular 698, which is effective retroactively to January 1, 2008, may have a significant impact on many companies that use offshore holding companies to invest in China.  Circular 698, which provides parties with a short period of time to comply with its requirements, indirectly taxes foreign companies on gains derived from the indirect sale of a Chinese company.  Where a foreign investor indirectly transfers equity interests in a Chinese resident enterprise by selling the shares in an offshore holding company, and the latter is located in a country or jurisdiction where the effective tax burden is less than 12.5% or where the offshore income of his, her, or its residents is not taxable, the foreign investor is required to provide the tax authority in charge of that Chinese resident enterprise with the relevant information within 30 days of the transfers.  Moreover, where a foreign investor indirectly transfers equity interests in a Chinese resident enterprise through an abuse of form of organization and there are no reasonable commercial purposes such that the corporate income tax liability is avoided, the PRC tax authority will have the power to re-assess the nature of the equity transfer in accordance with PRC’s “substance-over-form” principle and deny the existence of the offshore holding company that is used for tax planning purposes.  There is uncertainty as to the application of Circular 698.  For example, while the term “indirectly transfer” is not defined, it is understood that the relevant PRC tax authorities have jurisdiction regarding requests for information over a wide range of foreign entities having no direct contact with China.  It is also unclear, in the event that an offshore holding company is treated as a domestically incorporated resident enterprise, whether Circular 698 would still be applicable to transfer of shares in such offshore holding company.  Moreover, the relevant authority has not yet promulgated any formal provisions or formally declared or stated how to calculate the effective tax in the country or jurisdiction and to what extent and the process of the disclosure to the tax authority in charge of that Chinese resident enterprise.  In addition, there are not any formal declarations with regard to how to decide “abuse of form of organization” and “reasonable commercial purpose,” which can be utilized by us to balance if our Company complies with the Circular 698.  If Circular 698 is determined to be applicable to us based on the facts and circumstances around such share transfers, we may become at risk of being taxed under Circular 698 and we may be required to expend valuable resources to comply with Circular 698 or to establish that we should not be taxed under Circular 698, which could have a material adverse effect on our financial condition and results of operations.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption laws, and any determination that we violated these laws could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute, for the purpose of obtaining or retaining business.  We have operations, agreements with third parties, and make most of our sales in China.  The PRC also strictly prohibits bribery of government officials.  Our activities in China may create the risk of unauthorized payments or offers of payments by the employees, consultants, sales agents, or distributors of our Company, even though they may not always be subject to our control.  It is our policy to implement safeguards to discourage these practices by our employees.  However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents, or distributors of our Company may engage in conduct for which we might be held responsible.  Violations of the FCPA or Chinese anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition.  In addition, the U.S. government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

RISKS RELATED TO THE MARKET FOR OUR STOCK

The market price of our common stock can become volatile, leading to the possibility of its value being depressed at a time when you may want to sell your holdings.

The market price of our common stock can become volatile.  Numerous factors, many of which are beyond our control, may cause the market price of our common stock to fluctuate significantly.  These factors include, but are not limited to:

•	our earnings releases, actual or anticipated changes in our earnings, fluctuations in our operating results or our failure to meet the expectations of financial market analysts and investors;
•	changes in financial estimates by us or by any securities analysts who might cover our stock;
•	speculation about our business in the press or the investment community;
•	significant developments relating to our relationships with our customers or suppliers;
•	stock market price and volume fluctuations of other publicly traded companies and, in particular, those that are in our industry;
•	customer demand for our products;
•	investor perceptions of our industry in general and us in particular;
•	the operating and stock performance of comparable companies;
•	general economic conditions and trends;
•	announcements by us or our competitors of new products, significant acquisitions, strategic partnerships or divestitures;
•	changes in accounting standards, policies, guidance, interpretation or principles;
•	loss of external funding sources;
•	sales of our common stock, including sales by our directors, officers or significant shareholders; and
•	additions or departures of key personnel.

Securities class action litigation is often instituted against companies following periods of volatility in their stock price.  Should this type of litigation be instituted against us, it could result in substantial costs to us and divert our management’s attention and resources.

Moreover, securities markets may from time to time experience significant price and volume fluctuations for reasons unrelated to the operating performance of particular companies.  These market fluctuations may adversely affect the price of our common stock at a time when you may want to sell your interest in us.

We do not intend to pay dividends on shares of our common stock for the foreseeable future.

We have never declared or paid any cash dividends on shares of our common stock.  We intend to retain any future earnings to fund the operation and expansion of our business and, therefore, we do not anticipate paying cash dividends on shares of our common stock in the foreseeable future.

Our common stock is illiquid and this low trading volume may adversely affect the price of our common stock.

Our common stock is quoted on the OTCBB.  The trading market in our common stock is illiquid.  Our limited trading volume will subject our shares of common stock to greater price volatility and may make it difficult for you to sell your shares of common stock.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions.  If our common stock becomes a “penny stock,” we may become subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule.  This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses).  For transactions covered by the Penny Stock Rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale.  As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

Certain provisions of our Certificate of Incorporation may make it more difficult for a third party to effect a change-of-control.

Our Certificate of Incorporation authorizes our Board of Directors to issue up to 10,000,000 undesignated shares.  The undesignated shares may be issued in one or more series, the terms of which may be determined at the time of issuance by our board of directors without further action by the shareholders.  These terms may include voting rights including the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions.  The issuance of any undesignated shares could diminish the rights of holders of our common stock, and therefore could reduce the value of such common stock.  In addition, specific rights granted to future holders of undesignated shares could be used to restrict our ability to merge with, or sell assets to, a third party.  The ability of our Board of Directors to issue undesignated shares could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change-in-control, which in turn could prevent our shareholders from recognizing a gain in the event that a favorable offer is extended and could materially and negatively affect the market price of our common stock.

Management's Discussion And Analysis Of Financial Condition And Results Of Operations.

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes and other financial information appearing elsewhere in this report.  In addition to historical financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs.  Our actual results could differ materially from this discussed in the forward-looking statements.  Readers are also urged to carefully review and consider the various disclosures made by us which attempt to advise interested parties of the factors which affect our business, including without limitation, the disclosures made under “Risk Factors.”  In addition, Mr. Ang is referred to as Mr. Hong Jiang Han in our financial statements.  The name Hong Jiang Han is Mr. Ang's Mandarin name spelled in English.

Overview

We manufacture synthetic polyurethane leather (PU leather) for the shoe industry in Fujian Province, China.  Our primary business is the design, manufacturing and sale of PU leather for the shoe manufacturing industry in China.  In addition, we manufacture flip-flops and slippers (footwear) for sale in China and abroad.  During 2010, our total sales were $27,062,512 for PU leather and $5,999,755 for footwear.  Our sales of PU leather accounted for 81.9% of total revenues, our footwear accounting for 18.1% of total revenue.  In 2010, 83.7% of our sales were domestic in China, 10.1% or our sales were in the Middle East and 6.2% were in Africa.  Our Middle East and Africa sales were comprised completely from footwear.

Our principal cost of revenue is raw material used in connection with the manufacturing of our products. For PU leather 60% and 20% of our cost of sales is from manufacture of resins and purchase of the base-cloth.  The remaining 20% is comprised of labor, overhead and other chemicals used in the wet process.  Our primary operating expenses are for general and administrative expenses which include salaries, social insurance (including basic pension, basic medical insurance, work-related injury insurance, unemployment insurance and maternity insurance), property taxes, and depreciation expense.  Our primary selling expenses are for shipping, freight, and other transportation fees.

In order to better control our cost and support our production needs for our PU leather business, we have established a resin paste plant. In addition, through San Ming, we intend to establish a cloth production plant so we will be able to also manufacture base cloths required for production of PU leather. By having our own resin paste and base cloths production plant, we believe that it will minimize the adverse impact of the rise in raw material price on the profit margin of PU leather products.

Our financial statements reflect that management has determined that no allowances for sales return or doubtful accounts were necessary.  Therefore, any delay or failure to collect on the trade receivables, and or substantial increase in sales return will adversely affect our results of operations.

Recent Developments

As of January 17, 2011, we have taken the following actions in connection with the construction of our two proposed plants:

We have entered into call option agreements with Mr. Ang to procure the manufacturing facilities to be built by San Ming and FFP.  Both call option agreements allow our subsidiary HKWeituo to purchase the shares of San Ming and FFP at 90% of the net tangible asset value as of the date of exercise of the call option to be determined by an independent third party appraiser.  The total consideration for the San Ming call option agreement was $5,778,005 (RMB 38,082,546) which consisted of $5,694,515 (RMB 37,532,546) in advances made by SFP to Shishi Changsheng, which obligation was subsequently transferred to Mr. Ang and $83,490 (RMB 550,000) in advances made by SFP to San Ming which obligation was subsequently transferred to Mr. Ang.  The $5,778,005 (RMB 38,082,546) in total obligations due to SFP from Mr. Ang was cancelled upon the execution of the call option and will be applied towards the purchase price of the San Ming if the call option is exercised by HK Weituo.  The call option agreement for San Ming expires on January 17, 2014.  The San Ming Agreement also stipulates that we and San Ming are separate entities and that there are not any guarantees or commitments for us to perform or be liable for any of the debts or commitments of San Ming or Mr. Ang as the owner of San Ming.

The consideration for the FFP call option agreement was $151,800 (RMB 1,000,000) which was paid by HK Weituo to Mr. Ang in July 2011.  The $151,800 will be applied towards the purchase price of the FFP if the call option is exercised by HK Weituo.  The call option agreement for FFP expires on January 17, 2012

 Neither call option agreement provides for a refund of the option consideration if such option is not exercised within the prescribed expiration date.  The assignment of the San Ming or FFP shares pursuant to the call option agreements do not require government approval, but need to be filed with the relevant local Chinese authorities.  It is our intent to exercise the call option to acquire the  San Ming shares, but we are still evaluating whether we will exercise our call option to acquire the FFP shares.  In the event that we do not exercise the call option to acquire the shares of either San Ming or FFP and such options lapse, San Ming or FFP, or both, will owe us money for funds advanced subsequent to entering into the call option agreements or otherwise due to us.

FFP is a China WFOE 100% owned by Mr. Ang, our director, executive officer and majority shareholder.  FFP was incorporated on June 24, 2008 for the purpose of building a second factory for the production of PU leather in Fujian.  The construction of the new plant has not started yet while FFP attempts to secure the land use rights from the Chinese government.  FFP is essentially inactive and has been dormant until the land use rights issues can be resolved.

San Ming is a China WFOE 100% owned by Mr. Ang.  San Ming was incorporated on July 20, 2010 for the purpose of building a  factory for the production of PU leather in DaTian.  Cash is being transferred between the two companies for cash flow purposes without a formal note or interest payments on the amounts loaned. Construction on the San Ming facility in DaTian city began in June 2010.  There are three phases for the new PU leather factory.  Phase 1 is still under way and consists of construction of the actual facilities that will house the production center and the purchases and installation of 3 wet process production lines, 2 dry process production lines and installation of recycling equipment to recapture and recycle chemicals used in the production process. Phase 1 has an estimated total cost of $17.0 to $19.0 million.  Phase 1 is currently on schedule.  Phase 2 will begin in approximately the 4 th quarter of 2011 but timing is somewhat dependent on PU leather demand and the availability of capital resources.  Phase 2 will consist of the expansion from 3 wet processing lines to 9 wet processing lines, from 2 dry process lines to 7 dry processing lines, and the addition of a resin plant and 5 base-cloth production lines.  Phase 2 is estimated cost between $15 and $23 million. We intend to fund phase 2 from the sale of equity instruments and bank financing.  After the construction of Phase 2, San Ming will decide how it wishes to proceed on Phase 3. Phase 3 consists of installing new wet and dry processing lines to product super-fiber PU leather, and the ability to produce PU leather for other industries at high capacity.  As of March 2011, the cost associated with the construction of phase 1 at San Ming was approximately $16 million of which SFP funded approximately $11 million.  In addition, in connection with Phase 2, San Ming spent $1 million to prepare the land for construction and to order equipment.  SFP has paid 100% of this cost to date.

San Ming was consolidated with our financial statements for the year ended December 31, 2010 in accordance with U.S.  generally accepted accounting principles as a VIE because the Company is the primary beneficiary due to the related-party relationship with Mr. Ang, San Ming’s reliance on contributions from Mr. Ang and potentially the Company to build the factory, and our intention to exercise the call option agreement.  FFP is, at this time, inactive with no ongoing business operations and therefore is not considered a VIE.

Short-Term Strategic Plan.   Subject to the availability of funds for the remainder of the fiscal year we intend to maintain our present product structure and to develop our proposed new PU leather plant through San Ming.

Critical Accounting Policies and Estimates

Management’s discussion and analysis of results of operations and financial condition are based upon our financial statements.  These statements have been prepared in accordance with accounting principles generally accepted in the United States of America.  These principles require management to make certain estimates and assumptions that affect amounts reported and disclosed in the financial statements and related notes.  See Note 2 to our financial statements, “Summary of Significant Accounting Policies.”  We believe that the following paragraphs reflect our most critical accounting policies that currently affect our financial condition and results of operations.

Inventories.   Inventories consisting of finished goods, materials on hand, packaging materials and raw materials are stated at the lower of cost or market value.  The value of finished goods is comprised of direct materials, direct labor and an appropriate proportion of overhead.  Cost is determined using the first-in-first-out (FIFO) method.  We continually evaluate the composition of our inventories assessing the turnover of our products.  Adjustments to reduce the cost of inventory to its net realizable value, if required, are made for estimated excess or obsolescence and are charged to cost of revenues.

Land Use Rights.   Under PRC law, all land in the PRC is owned by the government and cannot be sold to an individual or company.  The government grants individuals and companies the right to use parcels of land for specified periods of time.  These land use rights are sometimes referred to informally as “ownership.”  Land use rights are stated at cost less accumulated amortization. Amortization is provided over the term of the land use rights, using the straight-line method.

Plant and Equipment.   Plant and equipment are carried at cost less accumulated depreciation.  Depreciation is provided over the assets’ estimated useful lives using the straight-line method.  The estimated useful lives as follows:

Estimated
Useful Life
Machinery and Equipment	10-20 years
Building and improvements	30-40 years
Transportation Equipment	5 years
Office equipment	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the account and any gain or loss is included in the statement of income for that period.  The cost of maintenance and repairs is charged to income as incurred, whereas material renewals and betterments are capitalized.

Accounting for the Impairment of Long-Lived Assets.   The long-lived assets held and used by us are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be fully recoverable.  It is possible that these assets could become impaired as a result of technology or other industry changes.  The recoverability value of an asset to be held and used is determined by comparing the carrying amount of such asset against the future net undiscounted cash flows to be generated by the asset.  Our principal long-lived assets are our property, plant and equipment assets.

We must make various assumptions and estimates regarding estimated future cash flows and other factors in determining the fair values of the respective assets.  We use set criteria that are reviewed and approved by various levels of management, and estimate the fair value of our reporting units by using undiscounted cash flow analyses.  If these estimates or their related assumptions change in the future, we may be required to record impairment charges for the underlying assets at such time.  Any such resulting impairment charges could be material to our results of operations.

If the value of such an asset is determined to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or the fair value, less disposition costs.

Competitive pricing pressure and changes in interest rates could materially and adversely affect our estimates of future net cash flows to be generated by our long-lived assets, and thus could result in future impairment losses.

Revenue Recognition.

            The Company operates two distinct business segments, its footwear business and its PU leather business.  The footwear business segment manufactures PVC foam slippers for sale in China, Africa and the Middle East. Sales of the Company’s PVC foam slippers to consumers in Africa and the Middle East are through our sole distributor, Ransford, and sales to China are to our sole long time customer. Sales are recognized when the product is delivered and accepted by the customer, the sales price is determinable through invoice or sales contract, and collection is reasonably assured.

The Company’s PU leather business segment manufactures synthetic leather for use by shoe manufactures within China.  Distributors in China take sales orders from the shoe factories and fulfill the orders through PU leather manufacturers like the Company.  In most cases the Company delivers the PU leather directly to the end customer, who tests and accepts the order, the Company is then paid by the distributor.  In some cases deliver is made to the distributor, who tests and accepts the order and pays the Company directly.  In this case the Company usually does not know the identity of the shoe manufacturer.  The Company does have some shoe manufactures who they sell to directly, in which case when the shoe manufacturer receives and accepts the order, they pay the Company directly.  In the normal course of business the Company provides 150-day payment terms to its distributors. Sales are recognized when the product is delivered and accepted by the customer, the sales price is determinable through invoice or contract, and collection is reasonably assured.

Results of Operations
	Year Ended
	December 31
		% of		% of
	2010	Revenues	2009	Revenues
REVENUES	33,062,267	100.0	21,223,079	100.0
COST OF REVENUES	24,718,136	74.8	16,490,716	77.7
GROSS PROFIT	8,344,131	25.2	4,732,363	22.3
OPERATING EXPENSES
Selling	510,366	1.5	348,500	1.6
General and administrative	617,383	1.9	614,992	2.9
TOTAL OPERATING EXPENSES	1,127,749	3.4	963,492	4.5
INCOME FROM OPERATIONS	7,216,382	21.8	3,768,871	17.8
Other income (expense)	(583,280)	-1.8	(267,919)	-1.3
INCOME BEFORE PROVISION FOR INCOME TAXES	6,633,102	20.0	3,500,952	16.5
Income tax expense	830,247	2.5	453,703	2.1
NET INCOME	5,802,855	17.6	3,047,249	14.4

For the year ended December 31, 2010 and 2009

Revenues

Revenues were $33,062,267 and $21,223,079 for the year ended December 31, 2010 and 2009, respectively. Revenues increased by $11,839,188, or 55.8%, for the year ended December 31, 2010, compared to the same period in 2009. Revenues for PU leather and footwear were $27,062,512 and $5,999,755, respectively, for the year ended December 31, 2010, compare to $15,210,827 and $6,012,252, respectively for the year ended December 31, 2009.

The increase in revenue for our PU leather business was due to an increase in orders from existing distributors and customers. The Company has approximately the same number of distributors, between 2010 and 2009; but in third quarter of 2010, the Company provided its long time and largest distributor, Yuanfeng , with preferential payment terms of up to one year bearing interest rate equal to 15% discount to bank rates. As a result of this change, Yuanfeng accounted for approximately 15% of our total sales for 2010 and expanding sales of our PU leather into other provinces in China. As a result of this preferential payment terms to Yuanfeng, as of December 31, 2010, we had accounts receivable of $6,171,639, which represent 37.98% of our total assets, compared to $680,991, representing 7.59% of our total assets as of December 31, 2009. At December 31, 2010, approximately 62% of our accounts receivable was owed by Yuanfeng . The Company believes that the overall market for PU leather in China appears to be expanding. We believe we can maintain and grow our market share by adding new distributors and customers as we implement our growth strategy. Prior to entering into this agreement with Yuanfeng, Yuanfeng purchased our products pursuant to a standard purchase order.

Sales from our footwear segment were materially unchanged as we continued to produce our private label “WinTop” flip-flop. A majority of our footwear sales are to Ransford who sell our footwear products in Africa and the Middle East. Ransford accounted for 90% in 2010 and 45% in 2009 of our total sales in our footwear business.

Cost of Revenue

Cost of revenue includes our costs of raw materials and salaries of workers. Cost of revenue was $24,718,136 and $16,490,716 for the year ended December 31, 2010 and 2009, respectively. Cost of revenue for the year ended December 31, 2010 increased by $8,227,420, or by 49.9% compared to the same period in 2009. The increase in cost of revenue was primarily attributable to the increase in the purchase of raw materials due to the increase in sales. Stated as a percentage of revenues, cost of revenue for the year ended December 31, 2010, was 72.3% and for the corresponding period of 2009 was 72.5%, for PU leather and 86.0% and 90.8% for footwear respectively. Resins and base-cloth represents 80% of the cost of revenues for PU leather. Our ability to control that cost by producing our own resins has contributed to the stability in our cost of revenues as a percent of sales. As part of phase 2 of the San Ming construction project, we will also produce our own base-cloth.

Operating Expenses

General and Administrative . General and administrative expenses include payroll and related employee benefits, and other headcount-related costs associated with finance, facilities, legal and other administrative expenses. General and administrative expenses were $617,383 and $614,992 for the year ended December 31, 2010 and 2009, respectively. General and administrative expenses decreased as a percentage of revenue from 2.9% in 2009 to 1.9% in 2010. This is primarily due to the Company’s efforts to control overall expenses, but specifically office, travel and entertainment expenses we reduced in 2010.

Selling Expenses . Sales and marketing expenses include delivery, freight and expenses to move products. Sales and marketing expenses were $510,366 and $348,500 for the year ended December 31, 2010 and 2009, respectively. The $161,866 or 46.4% increase in sales and marketing expense was due to increased number of products that need to be delivered to customers. As a percentage of revenues, selling expense decreased from 1.6% to 1.5% in 2009 compared to 2010. Selling expense is generally a variable cost for the Company and we expect it to remain fairly consistent, but it is dependent on fuel and other delivery prices. We try to find more affordable means to ship and have goods delivered, especially in our footwear business segment where a significant portion of our sales are to Africa and the Middle East.

Other Income (Expense). Net other expense was ($583,280) and ($267,919) for the years ended December 31, 2010 and 2009, respectively. The increase in other expense was primarily attributable to an increase in interest expense due to the increase of bank borrowings. The Company continually shops various banking facilities to keep interest rates as low as possible. There is a general increase in interest rates as the PRC has increased rates to fight inflation.

Liquidity and Capital Resources

We had retained earnings of $10,607,267 and $4,804,412 as of December 31, 2010 and 2009, respectively. As of December 31, 2010, we had cash and restricted cash of $1,221,892 and total current assets of $16,251,398. As of December 31, 2010, we had accounts receivable of $6,171,639, which representing 37.98% of our total current assets, compared to $680,991, representing 7.59% of total current assets as of December 31, 2009. Our accounts receivable at December 31, 2010 increased from December 31, 2009 primarily due to direct sales to one of our distributors, Yuanfeng, that we’ve extended preferential payment terms to them in the third quarter of 2010.  Under the Yuanfeng cooperation agreement that we memorialized in January 10, 2011, we agreed to extent certain credit for the sale our products to Yuanfeng during 2010 of up to $5.93 million for one year for which Yuanfeng will pay us interest at a rate equal to a 15% discount of the one-year bank interest rate on the outstanding balance.  The purpose of the preferential payment terms is to allow Yuanfeng the ability to stock our products to expand its distribution market of our products. As a result of the preferential payment terms, Yuanfeng accounted for approximately 15% of our total sales for 2010 and has expanded our sales of PU leather into other provinces in China. At December 31, 2010, approximately 62% of our receivable balance was owed by Yuanfeng. Since December 31, 2010, Yuanfeng has paid approximately 60.4% of its balance outstanding at December 31, 2010. Inventories have increased by $1,705,940, mainly due to the increase in raw materials. The Company increased raw materials in anticipation of increasing prices in 2011.

As of December 31, 2010, we had related party receivables of $1,334,545 compared to $643,882 as of December 31, 2009. The related party receivables is a result of advances to develop the San Ming facility. Prior to the closing of the Share Exchange Agreement, the Company did not evaluate credit risks of related party loans nor did the loans have specific terms or bear interest. Historically, when certain related parties were temporarily short of working capital, they could borrow from other related parties for short-term periods. This procedure was consistent of how Mr. Ang operated his related companies prior to them being part of a SEC registered reporting company. Mr. Ang believed, at that time, that the short-term borrowings were a better way to provide working capital among the related parties without paying interest. In light of the Company becoming a reporting company, the Company has stopped this practice. As of January, 2011, all of our related party receivables has been satisfied.

Total liabilities as of December 31, 2010 was $16,972,369, compared to total liabilities of $10,322,702 as of December 31, 2009. This increase is attributable to primarily to an increase in short-term loans and notes payable related to an increase in account receivables and related party receivables. As of December 31, 2010, we had a negative working capital of $720,971 and a negative working capital of $1,354,478 as of December 31, 2009, however, we are gradually collecting our accounts receivable. We believe our cash and accounts receivable are adequate to satisfy our working capital needs and sustain our ongoing operations for one year.

However, even if our cash reserves are sufficient to sustain operations, we must borrow or raise additional capital by the sale of our securities in order to implement our strategic growth plans which include the construction of our San Ming PU leather factory. Estimated total cost is approximately from $17.0 million to $19.0 million which includes $6.07 million for civil engineering facilities including infrastructural facilities, such as factory building and roads; $6.07 million for machinery including three wet process production lines, two dry process production lines and one set of recycling equipment; and $3.04 million for working capital for our normal production and operation. As of March 2011, the costs associated with the construction of phase 1 at San Ming was approximately $16 million of which Mr. Ang funded approximately $4.6 million as registered capital and SFP funded approximately $11.4 million. Of the approximately $11.4 million funded by SFP, $5,778,005 in the aggregate was advanced by SFP to San Ming in the amount of $83,490 and to Shishi Changsheng, a company controlled by Mr. Ang, in the amount of $5,694,515.  Shishi Changsheng, in turn, advanced the $5,694,515 in funds towards the construction of the San Ming facility.  The amount due from San Ming and Shishi Changsheng were subsequently transferred to Mr. Ang.   As consideration for entering into a call option to acquire the San Ming property, we cancelled the amount due from Mr. Ang in the aggregate amount of $5,778,005 and such amount will credited against the San Ming purchase price if the call option is exercised.   The balance of approximately $5.7 million of the $11.4 million was advanced  by SFP to San Ming during the first quarter of 2011 and was used by San Ming for construction costs and equipment related to the proposed San Ming facility In addition, in connection with Phase 2, San Ming spent $1 million to prepare the land for construction and to order equipment which were advanced by SFP.  As of December 31, 2010, FFP owned the Company $1,271,431.  As of March 31, 2011, the Company collected all amounts due from FFP and owes FFP $96,945.  As of March 31, 2011, San Ming owned us approximately $5.7 million.

We have entered into certain call options to acquire San Ming and FFP.  In the event that we do not exercise the call options on either San Ming or FFP or both, San Ming or FFP, or both, may owe us money for funds advanced subsequent to entering into the call option agreement or otherwise due to us, if any.   As of March 31, 2011, San Ming owed us approximately $5.7 million.  The $5.7 million due from San Ming relates to advances  made by SFP to San Ming for construction costs and equipment related to the proposed San Ming facility discussed above.  The $5.7 million in advances made by SFP to San Ming were made pursuant to an oral agreement between the parties.  The advances are to be repaid by San Ming upon demand by SFP, do not bear interest and are not secured. As of December 31, 2010, we had a receivable from FFP which related to funds used in efforts to secure the land use rights at the proposed FFP facility.  As of March 31, 2011, we collected all amounts due from FFP and we owed FFP $96,945 as of such date.  It is unclear whether, at this time, San Ming has the ability to pay us back  for the funds advanced.  If we do not exercise our call option and San Ming is unable to pay back the funds advance, this could affect our liquidity

We have had preliminary discussions for additional investments by prospective investors but we have no funding commitments in place at this time and we can give no assurance that such capital will be available on favorable terms, or at all.  Even if we are successful in raising additional funds, there is no assurance regarding the terms of any additional investment and any such investment or other strategic alternative would likely substantially dilute or eliminate the interests of our shareholders.

Below is a summary of our cash flow:

Net Cash Provided by Operating Activities.   For the year ended December 31, 2010, net cash provided by  operating activities was $1666,235 compared to net cash provided by operating activities of $924,760 for the year ended December 31, 2009.  The increase in net cash used in operating activities for the year end December 31, 2010 primarily related to primarily related to collection of accounts receivable.

New Cash Used in Investing Activities.   For the year ended December 31, 2010, net cash used in investing activities was $9,300,657 compared to net cash used in investing activities of $749,367 for the year ended December 31, 2009.  The decrease in net cash used in investing activities for the year end December 31, 2010 primarily related to purchases of plant and equipment related to San Ming, Phase 1.

Net Cash Provided by Financing Activities.   For the year ended December 31, 2010, net cash provided by financing activities was $7,053,457 compared to net cash provided by financing activities of $980,212 for the year ended December 31, 2009.  The net cash provided by financing activities consisted primarily of net proceeds from the issuance or payment of short-term borrowings and related party payments and from the capital contribution of $4,114,156 into San Ming.

Loan Facilities

 In China, banks usually do not provide long term loans to businesses. Most loans are short term loans (12 months or less). All of our loans with Chinese banks are for a period of twelve months. As such, each year we repay our loans and/or apply for new loans with our banks or with other banks for working capital needs.  For 2010, we borrowed approximately $15.11 million from various banks for the working capital needs and repaid approximately $9.34 million during the year ended on December 31, 2010. All of our bank borrowings are secured by our land buildings and/or guarantee by third parties. As of December 31, 2010, the Company and its subsidiaries have the following loan facilities with the following terms:

Lender	Borrower	Secured	Duration	Credit Limit	Outstanding as of 12/31/10	Interest Rates
Industrial and Commercial Bank of China Shishi Branch	Shishi Feiying Plastic Co., Ltd.	Secured by land and building of Shishi Changsheng, a company owned by Mr. Ang, our chairman, president and largest shareholder	11/24/10 - 11/16/11	$758,725	$720,680	5.56%
Industrial and Commercial Bank of China Shishi Branch	Shishi Feiying Plastic Co., Ltd.	Secured by land and building of Longshan Plastic Co., a company owned by Mr. Ang, our chairman, president and largest shareholder	11/19/10 – 11/15/11	$728,376	$728,266	5.56%
Industrial and Commercial Bank of China Shishi Branch	Shishi Feiying Plastic Co., Ltd.	Secured by our land and building	12/14/10 – 11/28/11	1,213,961	$1,062,054	5.56%
Industrial and Commercial Bank of China Shishi Branch*	Shishi Feiying Plastic Co., Ltd.	Guarantee by Shishi Lixiang Food Co., Ltd.	12/23/10 – 5/10/11	$4,552,352	$455,166	5.10%
China Construction Bank Shishi Branch*	Shishi Feiying Plastic Co., Ltd.	Guarantee by Shishi Lixiang Food Co., Ltd.	9/16/10 – 9/16/11	$5,007,587	$3,034,441	4.78%
China Construction Bank Shishi Branch	Shishi Feiying Plastic Co., Ltd.	Secured by our land and building	1/4/11 – 1/4/12 (1)	$5,311,077	$758,610	4.78%
Shanghai Pudong Development Bank - Shishi Branch*	Shishi Feiying Plastic Co., Ltd.	Guarantee by Shishi Lixiang Food Co., Ltd.	2/2/10 – 2/2/11 (2)	$4,552,352	$3,034,441	5.84%
Industrial Bank Co., Ltd. Shishi Branch*	Shishi Feiying Plastic Co., Ltd.	Guarantee by Shishi Lixiang Food Co., Ltd.	10/19/10 – 10/18/11	$1,517,451	$1,517,220	5.31%
			Total:	$23,641,881	$11,310,878
*	Indicates loans guaranteed by Shishi Feiying Plastic Co., Ltd. in 2010. Total guarantee amount by Shishi Feiying Plastic Co., Ltd. to the Company’s benefit is $11,077,390.
(1)	Expired on 1/26/11 and was replaced by a new loan facility from the same lender with a credit limit of approximately $1,500,000 for the term of 1/4/11 to 1/4/12.
(2)	Expired on 2/2/11.

Off-Balance Sheet Arrangements

            Under SEC regulations, we are required to disclose our off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, such as changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. An off-balance sheet arrangement means a transaction, agreement or contractual arrangement to which any entity that is not consolidated with us is a party, under which we have:

•	Any obligation under certain guarantee contracts;
•	Any retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement that serves as credit, liquidity or market risk support to that entity for such assets;
•
Any obligation under a contract that would be accounted for as a derivative instrument, except that it is both indexed to our stock and classified in stockholder’s equity in our statement of financial position; and

•
Any obligation arising out of a material variable interest held by us in an unconsolidated entity that provides financing, liquidity, market risk or credit risk support to us, or engages in leasing, hedging or research and development services with us.

In China, because the bank lending system is still relatively new, it is common practice for companies to enter into cross-guarantee arrangements in order to secure line of credits with banks.  SFP has entered into such an arrangement with Shishi Lixiang Food Co,. Ltd., also known as Nixian Food, Ltd. (“SLF”) in which we guarantee their performance on certain loans, and vice versa. SLF  is not a related party and we do not consolidate SLF into our financial statements.  As of December 31, 2010, we guarantee the following loan facilities for SLF benefit:

Lender	Interest Rate	Duration	Credit Limit	loan for SLF
China Construction Bank Shishi Branch	5.56%	8/10/10 – 8/10/11	$6,676,783	$4,383,370
Industrial Bank Co., Ltd. Shishi Branch	5.31%	8/10/10 – 8/10/11	$2,124,431	$1,467,380

Directors, Executive Officers And Corporate Governance

The following table and text set forth the names and ages of our current and proposed directors and executive officers.  All of the directors will serve until the next annual meeting of shareholders for the class of directors coming up for election and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal.  There was no arrangement or understanding between any executive officer or director and any other person pursuant to which any person was elected as an executive officer or director.  There are no family relationships among directors and executive officers.

None of our directors are deemed “independent” under the independence standards adopted by the Nasdaq Capital Market. The board of directors in the future intends to seek independent directors.  Also provided herein are brief descriptions of the business experience of each director and executive officer during the past ten years.  No proposed officer or directors serves as a director of another company subject to the reporting requirements under United States Federal securities laws.

Name	Age	Position
Ang Kang Han	49	Chairman of the Board and President
Huang Jin Bei	36	Director, Chief Financial Officer and Vice President
Wu Li Cong	46	Chief Operating Officer
Wu Hong Wei	33	Director and Secretary

Ang Kang Han.   Mr. Ang was appointed as our President and Chairman in February 2011.  After service in the  military , Mr. Ang held the position of management from 1979 to 1984 at Quanzhou Shuangyang Farming which was owned by the government.  During this period, he was in charge of sales and distribution management, which led to long-term relationships with potential customers and distributors.  Mr. Ang established his own business in the area of Chemistry Trade Company in 1985 and gathered enough domestic and international trade knowledge.  In April 1997, he built the production-manufacturing company Shishi Changsheng Shoes Industry Co. which was in the business of producing and selling PVC sandals to exploit the international market. In August 2003, Mr. Ang established Shishi Feiying Plastic Co. and, since then, served as general manager of Shishi Feiying Plastic Co.  Mr. Ang is also known as Hong Jiang Han which is Mr. Ang’s Mandarin name spelled in English. Mr. Ang has over 20 years of experience in PVC sandal business and 15 years in the PU leather industry, which provides us with invaluable industry contacts and know-how, in addition to insight into our customers’ needs and requirements.

Huang Jin Bei. Mr. Huang was appointed as our Vice President and Chief Financial Officer in February 2011 and our Director in March 2011. After graduated from high school, Mr. Huang worked as warehouse staff, cashier and finally factory director at Shishi Longshan Plastic Co., from 1993 to 1997. After that, he held the position of vice manager of Shishi Changsheng Shoes Industry Co. from September 1997 to December 2005, where he was in charge of day to day management of the company. Since February 2006, Mr. Huang has served as our Vice General Manager. During the nearly 20 years working experience in PU industry, from lowest position to vice general manager, Mr. Huang has accumulated managerial and marketing experience in production manufacturing.

Wu Li Cong, Ms. Wu was appointed as our Chief Operating Officer in February 2011 .   After graduation from Quanzhou Normal college, Ms. Wu established Longshan Plastic Co. in 1994 and obtained managerial experience.  Later, September 1997, Ms. Wu was involved with Shishi Changsheng Shoes Industry, Ltd. and took the position of general manager.  Ms. Wu was in charge of the research and development of slippers and help Mr. Ang to exploit the international markets.  She was appointed as executive director at Shishi Feiying Plastic Co., in February 2004.

Wu Hong Wei, Director .  Mr. Wu was appointed as our Secretary in February 2011 and our Director in March 2011. Mr. Wu majored in accounting and financing graduating from Leeds University England.  He is familiar with domestic and international capital markets.  From May 2005 to April 2010, Mr. Wu a director of Strait CPA firm.  He is now in investment and financing business and has been serving as a director in High Reputation Assets Management Limited since April 2010. Mr. Wu’s accounting and financial background gives him knowledge of financial strategies which are integral for us to meet our requirements as a public company.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten  years, none of our directors or executive officers were involved in any of the following: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Audit Committee

Although we have an audit committee charter, we have not appointed anyone to the audit committee.  Our board of directors will serve the function of the audit committee.  The board of directors in the future intends to establish an audit committee.

Compensation Committee and Governance and Nomination Committee

Although we have a compensation committee and governance committee charters, we have not established a compensation committee or a governance and nomination committee.  The board of directors currently serves these functions.  The board of directors will consider establishing these committees in the future.

Compliance with Section 16(a) of the Exchange Act

Because we have not registered a class of securities under Section 12 of the Securities Exchange Act, our officers and directors are not subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

Code of Conduct and Ethics

We have adopted a Code of Conduct for our CEO and Senior Financial Officers.

Executive Compensation

Summary Compensation Table

We do not have any employment agreement with our executive officers.  With the exception of payment of their respective salaries as set forth below in the table, none of our executive officers received any additional consideration for their services. The following table sets forth the information, on an accrual basis, with respect to the compensation of our executive officers for the fiscal years ended December 31, 2010 and December 31, 2009:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Ann Kang Han	2010	$36,000	-	-	-	-	-	-	$36,000
President	2009	$36,000	-	-	-	-	-	-	$36,000
Huang Jinbei	2010	$10,000	-	-	-	-	-	-	$10,000
CFO & Vic President	2009	$10,000	-	-	-	-	-	-	$10,000
Wu Lin Cong	2010	$36000	-	-	-	-	-	-	$36,000
COO	2009	$36,000	-	-	-	-	-	-	$36,000
R.C. Cunningham, II*	2010	$0	-	-	-	-	-	-	$0
CEO & President	2009	$0	-	-	-	-	-	-	$0
*             Mr. Cunningham resigned as chief executive officer and president on February 14, 2011.

Options/SAR Grants

During the last fiscal year, we did not grant  any stock options or Stock Appreciation Rights (“SARS”) to any executive officers or other individuals .

Aggregated Option/SAR Exercised and Fiscal Year-End Option/SAR Value Table

Neither our executive officers nor the other individuals listed in the tables above, exercised options or SARs during the last fiscal year.

Stock Option Plan

We have adopted a stock option plan entitled the 1995 Plan that reserves 2,000,000 shares common stock for issuance upon the exercise of options.  No options have been issued under the 1995 Plan.

Long-Term Incentive Plans

No Long Term Incentive awards were granted in the last fiscal year.

Defined Benefit or Actuarial Plan Disclosure

As required by Chinese law, our Chinese subsidiaries contribute 10% of an individual employee’s monthly salary to pension insurance.

Compensation of Executive Officers

   As a result of the reverse merger, we anticipate that the compensation of our executive officers will be consistent with the compensation that they have received during the fiscal year 2010 .

Compensation of Directors

At this time, our directors are not compensated for serving as such.  In the future, we may consider compensating our directors for their services.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

None of our officers or employees is under an employment contract or has contractual rights triggered by a change in control of the company.

Indebtedness of Management

As discussed in Footnote 12 to our Notes to Financial Statements, all indebtedness owed to us by Mr. Ang was paid off on December 31, 2010.  There are no amounts due to us by our executive officer, and directors.

Compensation Committee Interlocks and Insider Participation

We have not established a Compensation Committee and our board of directors will serve this function. No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other entity.

Security Ownership of Certain Beneficial Owners and Management

 As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose of or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, subject to community property laws where applicable. Includes shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants and such are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group.

As of April 15, 2011, we had a total of 14,632,553 shares of common stock outstanding and 19,200  shares of Series A Preferred Stock issued and outstanding.  Each share of  Series A Preferred Stock automatically converts into 1,000 shares of common stock upon the consummation of the 1-for-18.29069125 reverse stock split (“Reverse Split”), and the 19,200 shares of Series A Preferred Stock outstanding will convert into 19,200,000 shares of common stock in the aggregate, post Reverse Split.

We intend to effect the reverse stock split as soon as practicable upon confirmation from the Staff of the SEC that it has no further comments on this Form 8-K.  There are no material conditions to be met to effect the reverse stock split.

Common Stock and Preferred Stock

The following table sets forth, as of  April 15, 2011: (a) the names and addresses of each beneficial owner of more than five percent of our Common Stock known to us, the number of shares of common stock beneficially owned by each such person, and the percent of our Common Stock and Series A Preferred Stock so owned; and (b) the names and addresses of each director and executive officer, the number of shares our common stock beneficially owned, and the percentage of our Common Stock so owned, by each such person, and by all of our directors and executive officers as a group.  Unless otherwise indicated, the business address of each of our directors and executive offices is Long Shan Development Area, Han Jiang Town, ShiShi City Fujian, PRC.  Each person has sole voting and investment power with respect to the shares of our common stock, except as otherwise indicated.  Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Series A Preferred Stock	Percentage of Common Stock	Percent of Combined Voting Power of Common Stock and Series A Preferred Stock	Common Stock and Shares of Common Stock issuable upon Conversion

Common Stock	Ang Kang Han,	-0-	86.5%	-0-	83.0%	16,608,000
Series A Preferred Stock	Chairman & President	16,608

Common Stock	Huang Jin Bei,	-0-	-0-	-0-	-0-	-0-
Series A Preferred Stock	Director, Vice President, & Chief Financial Officer	-0-

Common Stock	Wu Li Cong,	-0-	86.5%	-0-	83.0%	16,608,000
Series A Preferred Stock	Chief Operating Officer	16,608

Common Stock	Wu Hong Wei,	-0-	-0-	-0-	-0-	-0-
Series A Preferred Stock	Director and Secretary	-0-

Common Stock	All Officers & Directors	-0-	86.5%	-0-	83.0%	16,608,000
Series A Preferred Stock	as a Group	16,608
	(4 people)

	More than 5% Holders
Common Stock	R.C. Cunningham II	9,133,433	-0-	62.4%	2.5%	499,349
Series A Preferred Stock	127 Northwest 62nd Street, Suite A	-0-
	Oklahoma City, OK
Common Stock	Marilyn C. Kenan, Trustee	1,147,778	-0-	7.8%	0.3%	62,752
Series A Preferred Stock	Marilyn C. Kenan Trust	-0-
	3121 Buffalo Speedway, #2108
	Houston, TX 77098-1895
Common Stock	China Changsheng	-0-	81.5%	-0-	78.2%	15,648,000
Series A Preferred Stock	Investment Limited	15,648
Common Stock	China Longshan Investment	-0-	5.0%	-0-	4.8%	960,000
Series A Preferred Stock	Limited	960
 (1)          Common Stock shares have one vote per share.  Excludes shares of Series A Preferred Stock which will automatically convert into shares of common stock on the basis of one share of Series A Preferred Stock for 1,000 shares of common stock upon the effectiveness of a planned 1-for-18.29069125 reverse split of our outstanding common stock.  Holders of Series A Preferred Stock vote with the holders of common stock on all matters on an as-converted to common stock basis, based on an assumed post 1-for-18.29069125 reverse split (to retroactively take into account the Reverse Split).  For example, assuming 100 shares of Series A Preferred Stock are issued and outstanding on the record date for any stockholder vote, such shares, voting in aggregate, would vote a total of 1,829,069 voting shares.

(2)           Assuming post 1-for-18.29069125 reverse split and conversion of Series A Preferred Stock into common stock.

(3)           Represents 16,608 shares of Series A Preferred Stock registered in the name of China Changsheng Investment Limited, and China Longshan Investment Limited.   The owners for each of these entities are nominees for Mr. Ang, our director, president and majority shareholder.  Accordingly, Mr. Ang ultimately holds voting and discretionary power as to these shares of Series A Preferred Stock.

(4)           Ms. Wu is the spouse of Mr. Ang and may be deemed to a beneficial owners to shares held or attributed to Mr. Ang.

Common Stock

 The following table sets forth, as of April 15, 2011: (a) the names of each beneficial owner of more than five percent of our common stock known to us, the number of shares of common stock beneficially owned by each such person, and the percent of our common stock so owned; and (b) the names of each director and executive officer, the number of shares our common stock beneficially owned, and the percentage of our common stock so owned, by each such person, and by all of our directors and executive officers as a group.  Each person has sole voting and investment power with respect to the shares of our common stock, except as otherwise indicated.  Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Title of Class	Name and address of beneficial owner	Amount and nature of beneficial ownership		Percentage of class

Common Stock	Ang Kang Han, Chairman and President	16,608,000	(1)	83.0%
Common Stock	Huang Jin Bei, Director, Vice President, and Chief Financial Officer	0		0.0%
Common Stock	Wu Li Cong, Chief Operating Officer (2)	16,608,000		83.0%
Common Stock	Wu Hong Wei, Director and Secretary	0		0.0%

Common Stock	All Officers and Directors as a Group (4 people)	16,608,000		83.0%

More than 5% Holders
Common Stock	China Changsheng Investment Limited (3)	15,648,000		78.2%
Common Stock	China Longshan Investment Limited (4)	960,000		4.8%
Common Stock	R. C. Cunningham II, 27 Northwest 62nd Street, Suite A Oklahoma City, OK	9,133,433		62.4%
,	Marilyn C. Kenan, Trustee, Marilyn C. Kenan Trust, 3121 Buffalo Speedway, Suite 2108 Houston, TX	1,147,778		7.8%

(1) Represents 16,608 shares of Series A Preferred Stock registered in the name of China Changsheng Investment Limited and China Longshan Investment Limited.  Holders of Series A Preferred Stock vote with the holders of common stock on all matters on an as-converted to common stock basis, based on an assumed post 1-for-18.29069125 reverse split (to retroactively take into account the Reverse Split).  For example, assuming 100 shares of Series A Preferred Stock are issued and outstanding on the record date for any stockholder vote, such shares, voting in aggregate, would vote a total of 1,829,069 voting shares.The owners for each of these entities are nominees for Mr. Ang, our director, president and majority shareholder.  Accordingly, Mr. Ang ultimately holds voting and discretionary power as to these shares of Series A Preferred Stock.
(2) Ms. Wu is the spouse of Mr. Ang and may be deemed to be a beneficial owner to the shares held or attributed to Mr. Ang.
(3) Represents 15,648 shares of Series A Preferred Stock registered in the name of China Changsheng Investment Limited.  Holders of Series A Preferred Stock vote with the holders of common stock on all matters on an as-converted to common stock basis, based on an assumed post 1-for-18.29069125 reverse split (to retroactively take into account the Reverse Split).
(4) Represents 960 shares of Series A Preferred Stock registered in the name of China Longshan Investment Limited.  Holders of Series A Preferred Stock vote with the holders of common stock on all matters on an as-converted to common stock basis, based on an assumed post 1-for-18.29069125 reverse split (to retroactively take into account the Reverse Split).

Preferred Stock

The following table sets forth, as of April 15, 2011, (a) the names of each beneficial owner of more than five percent (5%) of our Series A Preferred Stock known to us, the number of shares of Series A Preferred Stock beneficially owned by each such person, the percent of the Series A Preferred Stock so owned, and the number of shares of common stock issuable upon conversion of the Series A Preferred Stock; and (b) the names of each director and executive officer, the number of shares of Series A Preferred Stock beneficially owned by each such person, the percent of the Series A Preferred Stock so owned, and the number of shares of common stock issuable upon conversion of the Series A Preferred Stock, and by all of our directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of our common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Title of Class	Name and address of beneficial owner	Amount and nature of beneficial ownership		Percentage of class

Series A Preferred Stock	Ang Kang Han, Chairman and President	16,608	(1)	86.5%
Series A Preferred Stock	Huang Jin Bei, Director, Vice President, and Chief Financial Officer	0		0.0%
Series A Preferred Stock	Wu Li Cong, Chief Operating Officer (2)	16,608		86.5%
Series A Preferred Stock	Wu Hong Wei, Director and Secretary	0		0.0%

Series A Preferred Stock	All Officers and Directors as a Group (4 people)	16,608		86.5%

More than 5% Holders
Series A Preferred Stock	China Changsheng Investment Limited (3)	15,648		81.5%
Series A Preferred Stock	China Longshan Investment Limited (3)	960		5.0%

(1) Represents 16,608 shares of Series A Preferred Stock registered in the name of China Changsheng Investment Limited and China Longshan Investment Limited.  The owners for each of these entities are nominees for Mr. Ang, our director, president and majority shareholder.  Accordingly, Mr. Ang ultimately holds voting and discretionary power as to these shares of Series A Preferred Stock.
(2) Ms. Wu is the spouse of Mr. Ang and may be deemed to be a beneficial owner to the shares held or attributed to Mr. Ang.
(3) The  owners for each of these entities are nominees for Mr. Ang, our director, president and majority shareholder. Accordingly, Mr. Ang ultimately holds voting and discretionary power as to these shares of Series A Preferred Stock.

Certain Relationships and Related Transactions, and Director Independence

On February 3, 2011, we issued 1,593,351 shares of common stock to Mr. R.C. Cunningham II, our former director, Chief Executive Officer, in exchange for the cancellation of indebtedness owed to him by us in the amount of $143,401.59.  In addition, prior to the closing of the Securities Exchange Agreement, the Company sold all of its shares in Sooner Communications, Inc., a subsidiary with no operations or assets, to Mr. Cunningham II for $1.00.  The sale was part of the clean up of Sooner Holdings, Inc. to facilitate the closing of the Securities Exchange Agreement.

At December 31, 2010 and 2009, we had a receivable from Mr. Ang, our director, executive officer and majority shareholder, for approximately $0 and $387,929, respectively.  We also had payable to Mr. Ang for  $0 and  $379,299 as of December 31, 2010 and 2009,  respectively.  No note was signed by either parties and there is not a specific due date, and no interest is paid on the receivables or payables. Money is transferred between Mr. Ang and us was primarily for cash flow purposes.  The amounts loaned and borrowed are short term in nature and the balances at both year-ends are considered at the fair market value of the amounts owed.  Mr. Ang repaid the entire outstanding balance of his receivable on December 31, 2010.  The loans to and from Mr. Ang and SFP was made while SFP was a private company and not subject to the Exchange Act, and was for the convenience of Mr. Ang and SFP.  The Company has stopped this practice and as of January 15, 2011 the related party receivable and payable balance between Mr. Ang and the Company was zero.

At December 31, 2010 and 2009, we had a payable to Shishi Changsheng for $0 and $432,347, respectively.  Shishi Changsheng is 100% owned by Mr. Ang, our director, executive officer and majority shareholder.  Shishi Changsheng holds the land use rights for the land under the footwear factory.  Pursuant to a lease dated December 21, 2007 with Shishi Changsheng, we lease 3,914.18 square  meters of manufacturing space from Shishi Changsheng for an annual rent of $35,652 (RMB 234,851).  We pay Shishi Changsheng rent under a four year agreement, which expires on December 31, 2011.  For the years ended December 31, 2010 and 2009, we had  rental expense of approximately $35,000 and $34,000,  respectively, in accordance with the rental agreement.  The receivable and payable is related to the payment of rent and transfers for cash flow purposes.  As of December 31, 2010, we had a receivable from Shishi Changsheng for $5,694,515, which was subsequently offset as part of entering into a call option agreement to acquire all of the outstanding shares of  San Ming from Mr. Ang..  On January 17, 2011, HK Weituo, our subsidiary, entered into a call option agreement to acquired all of the outstanding shares of San Ming from Mr. Ang.  The $5,694,515 receivable from Shishi Changsheng due to SFP was transferred to Mr. Ang and later cancel in consideration of entering into the call option agreement to acquire Mr. Ang’s interest in San Ming.  As additional consideration for entering into the call option agreement, a receivable in the amount of $83,490 due from San Ming to SFP and subsequently assigned to Mr. Ang was also cancelled as consideration for entering into the call option agreement.  Therefore the total cost for the San Ming call option agreement to acquire all of the outstanding shares of San Ming was $5,778,005 which represented advances made by SFP to companies controlled by Mr. Ang that were subsequently transferred to Mr. Ang and cancelled.

At December 31, 2010 and 2009, we had a receivable from FFP of $1,271,431, and $255,953, respectively.  FFP is a China WFOE 100% owned by Mr. Ang , our director, executive officer and majority shareholder.  FFP was incorporated on June 24, 2008 for the purpose of building a proposed factory for the production of PU leather in Yong’an city, Fujian province.  The construction of the new plant has not started yet while FFP attempts to secure the land use rights from the Chinese government.  On January 17, 2011, FFP, Mr. Ang , and HK Weituo entered into a call option agreement whereby HK Weituo has the right to acquire all of the outstanding shares of  FFP from Mr. Ang for 90% of the net tangible asset value of FFP as determined as of the exercise of the call option.  The net tangible asset value will be determined by an independent third-party appraiser.  The FFP call option agreement will expire January 17, 2012.  In consideration of the FFP call option agreement, in July 2011, HK Weituo paid Mr. Ang $151,800 .  The $151,800 in consideration will be applied towards the purchase price if the FFP Agreement is exercised.  The FFP call option agreement also stipulates that FFP and we are separate entities and that there are not any guarantees or commitments for us to perform or be liable for any of the debts or commitments of FFP or Mr. Ang as the owner of FFP.   As of January 15, 2011, we had a payable to FFP for $125,994.  FFP expended approximately $1.5 million, which was advanced to FFP by Mr. Ang, to try to secure land use rights to build a new factory in Yong’an, but was unsuccessful in securing the land use rights.  FFP is inactive until: (i) the land use  rights issues have been resolved, and (ii) until construction on the San Ming facility has been completed and the San Ming facility has been sufficiently utilized.   We are currently evaluating whether or not we will exercise the call option on FFP.  In the event that we do not exercise the call option on FFP, we will lose the consideration paid for entering into the FFP call option agreement.

San Ming is a China WFOE 100% owned by Mr. Ang .  San Ming was incorporated on July 20, 2010 for the purpose of building a proposed factory for the production of PU leather in DaTian city.  Construction on phase 1 of the new plant facility began in June 2010 and should be completed in late June 2011.  As of January 15, 2011, we had a receivable from San Ming for $83,490.  As previously disclosed, on January 17, 2011, HK Weituo, Mr. Ang , and San Ming entered into a call option agreement whereby HK Weituo has the right to purchase all of the shares of San Ming from Mr. Ang for 90% of the net tangible asset value of San Ming as determined as of the date of the exercise of the call option agreement..  The net tangible asset value will be determined by an independent third-party appraiser.  The San Ming  call option agreement will expire January 17, 2014.  In consideration of entering into the San Ming call option agreement, the $5,694,515 owed to SFP from Shishi Changsheng and subsequently assigned to Mr. Ang and the $83,490 owed to SFP from San Ming and assigned to Mr. Ang were cancelled.  The consideration paid which represented the cancellation of the debt due to SFP will be credited towards the purchase price if the San Ming call option agreement is exercised.  The San Ming call option agreement also stipulates that we and San Ming are separate entities and that there are not any guarantees or commitments for us to perform or be liable for any of the debts or commitments of San Ming or Mr. Ang as the owner of San Ming.  We  intend to exercise the call option on San Ming.  In the event that we do not exercise the San Ming Agreement, San Ming will owe us money for funds advanced subsequent to entering into the call option agreement or otherwise due to us.  At this time, it is unclear whether San Ming will have the funds to repay us for funds advanced subsequent to entering into the call option agreement or otherwise due to us in the event that the call option is not exercised.

On November 24, 2010, Shishi Changsheng mortgaged its land and building to secure a $758,725 line of credit for the benefit of SFP with Industrial and Commercial Bank of China Shishi Branch. The line of credit expires November 16, 2011. Shishi Changsheng is owned by Mr. Ang, our chairman of the board, president and largest shareholder, and no consideration is being made directly or indirectly to Shishi Changsheng for the mortgage.

On November 24, 2010, Longshan Plastic Co. mortgaged its land and building to secure a $728,376 line of credit for the benefit of SFP with Industrial and Commercial Bank of China Shishi Branch. The line of credit expires November 15, 2011. Longshan Plastic is owned by Mr. Ang, our chairman of the board, president and largest shareholder, and no consideration is being made directly or indirectly to Longshan Plastic for the mortgage.

On December 24, 2007, we entered into a sales contract with Shishi Changsheng, pursuant to which we purchased certain equipment for a price of $354,759 (RMB 2,336,865).

On January 1, 2008, we entered into a trademark license contract with Shishi Changsheng.  Pursuant to the trademark license contract, Shishi Changsheng granted ShiShi Feiying the exclusive right to use the trademark “WINTOP” at an annual fee of $3,036 (RMB 20,000).

On April 24, 2008, we signed a lease contract with Fujian Shishi Rural Cooperative Bank, pursuant to which we rented a room owned by us to Fujian Shishi Rural Cooperative Bank.  The duration of lease is from May 1, 2008 to April 30, 2013, and the annual rent is $1,093 (RMB 7,200).  We own 1,850,000 shares of Fujian Shishi Rural Cooperative Bank as an investment.

Related Entities

China Changsheng Investment Limited.    China Changsheng Investment Limited (“China Changsheng”) is our major shareholder which will own approximately 81.5% of our common stock on completion of the share exchange.  China Changsheng is held by Ms. Tsoi Sau Lun who holds the shares in trust for Mr. Ang, our director and president.

China Longshan Investment Limited.    China Longshan Investment Limited (“China Longshan”) is a shareholder which will own approximately 5% of our common stock.  China Longshan is held by Ms. Tsoi Sau Lun who holds the shares in trust for Mr. Ang, our director and president.

Market Price of and Dividends on Our Common Equity and Related Stockholder Matters.

Market Information

Our common stock was quoted on the Pink Sheets until April 10, 2008 when it became eligible to be quoted on the OTC Bulletin Board under the symbol “SOON.”  The high and low bid information for the stock during the quarter ended March 31, 2011 and years ended December 31, 2010 and 2009 is set forth below.  The information was obtained from the OTC BB and Pink Sheets and reflects inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions:

Fiscal Year Ending December 31, 2011	High	Low
First Quarter	$0.25	$0.05

Fiscal Year Ended December 31, 2010	High	Low
First Quarter	$0.18	$0.05
Second Quarter	$0.25	$0.05
Third Quarter	$0.12	$0.051
Fourth Quarter	$0.10	$0.051

Fiscal Year Ended December 31, 2009	High	Low
First Quarter	$0.16	$0.04
Second Quarter	$0.25	$0.045
Third Quarter	$0.34	$0.10
Fourth Quarter	$0.34	$0.06

Shareholders

As of April 15, 2011, we had 567  shareholders of record and 14,632,553 shares issued and outstanding.  This does not include the holders whose shares are held in a depository trust in “street” name.  As of April 15, 2011, 3,553,072 shares (or approximately 24.3%) of the issued and outstanding stock were held by Depository Trust Company in “street name.”

Common Equity

 We do not have any options or warrants issued or outstanding.  As of April 13, 2011, we have 19,200 shares of Series A Preferred Stock issued and outstanding, which are convertible into a total of 19,200,000 shares of our common stock.  Each share of Series A Preferred Stock is automatically convertible into 1,000 shares of our which are convertible into shares of our common stock upon the effectiveness of a planned 1-for-18.29069125 reverse split.  We have not agreed to register any of our common equity for sale under the Securities Act, and we are not publicly offering any of our common equity.  In addition, Rule 144 under the Securities Act is not currently available for the Company’s restricted shares as Sooner Holdings, Inc. was a shell company.

Dividend Policy

We presently do not expect to declare or pay such dividends in the foreseeable future and expect to reinvest all undistributed earnings to expand our PRC operations, which the management would be most benefit our shareholder. Undistributed earnings will be reinvested in our operations in PRC. Payment of dividends to our shareholders would require payment of dividends by our PRC subsidiary to us. PRC accounting standards and regulations currently permit payment of dividends only out of accumulated profits, a portion of which is required to be set aside for certain reserve funds. Our inability to receive all of the revenues from our PRC subsidiary’s operations may provide an additional obstacle to our ability to pay dividends if we so decide in the future. The declaration of dividends, if any, will be subject to the discretion of our board of directors, which may consider such factors as our results of operations, financial condition, capital needs and acquisition strategy, among others. Please refer to the risk factors for a more detailed discussion on the limitations on the payment of dividends to us by our subsidiary.

Securities Authorized for Issuance under Equity Compensation Plans

We have no compensation plans under which equity securities are authorized for issuance.

Recent Sales Of Unregistered Securities

Reference is made to the disclosure set forth Item 3.02 of this report, which disclosure is incorporated by reference into this section.

Description Of Securities

We are authorized to issue up to 110,000,000 shares of capital stock consisting of 100,000,000 shares of common stock, par value $0.001 per share and 10,000,000 undesignated shares, par value $0.001 per share.

Common Stock

Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Shareholders do not have pre-emptive rights to purchase shares in any future issuance of our common stock.

 The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In addition, our operating subsidiary in the PRC, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to shareholders after payment of all creditors. To the extent that additional shares of our common stock are issued, the relative interests of existing shareholders will be diluted.

Undesignated Shares

We may issue up to 10,000,000 undesignated shares, par value of $0.001 in one or more classes or series within a class as may be determined by our board of directors, who may establish, from time to time, one or more classes or series of shares, the number of shares to be included in each class or series, fix the designation, powers, preferences and relative rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof.  Any undesignated share so issued by the board of directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both.  Moreover, under certain circumstances, the issuance of undesignated shares or the existence of the un-issued undesignated shares might tend to discourage or render more difficult a merger or other change in control.

Series A Convertible Preferred Stock

 In accordance with our Certificate of Incorporation, our Board of Directors unanimously approved the filing of a Certificate of Designation designating and authorizing the issuance of up to 19,200 shares of our Series A Preferred Stock.  The Certificate of Designation was filed on February 11, 2011.

 Shares of Series A Preferred Stock will automatically convert into shares of common stock on the basis of one share of Series A Preferred Stock for 1,000 shares of common stock upon the effectiveness of a planned 1-for-18.29069125 reverse split (the “Reverse Split”) of our outstanding common stock.  Upon the Reverse Split, the 19,200 outstanding shares of Series A Preferred Stock will automatically convert into 19,200,000 shares of common stock, which pursuant to the Securities Exchange Agreement, will constitute approximately 96% of our outstanding common stock subsequent to the Reverse Split.

 Holders of Series A Preferred Stock vote with the holders of common stock on all matters on an as-converted to common stock basis, based on an assumed post 1-for-18.29069125 reverse split (to retroactively take into account the Reverse Split).  For example, assuming 100 shares of Series A Preferred Stock are issued and outstanding on the record date for any stockholder vote, such shares, voting in aggregate, would vote a total of 1,829,069 voting shares.

 The holders of our Series A Preferred Stock are entitled to vote on all matters together with all other classes of stock.  Holders of Series A Preferred Stock have protective class voting veto rights on certain matters, such as increasing the authorized shares of Series A Preferred Stock and modifying the rights of Series A Preferred Stock.

 Following the reverse acquisition as of February 14, 2011, we had 19,200 shares of Series A Preferred Stock outstanding.  Following the effectiveness of the Reverse Split and the conversion of the Series A Preferred Stock into common stock, there will be 20,000,000 shares of our common stock issued and outstanding.

Anti-takeover Effects of Our Certification of Incorporation and By-laws

Our Certificate of Incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of us or changing its board of directors and management.  Our Certificate of Incorporation provides for the issuance of up to 10,000,000 undesignated shares.  In addition, our certificate of incorporation provides for a staggered board of directors.  The combination of the present ownership by a few shareholders of a significant portion of our issued and outstanding common stock, the ability of the board of directors to issue undesignated shares with rights, preferences and privileges as determined by the board of directors and that our board of directors provide for a staggered board, makes it more difficult for other shareholders to replace our board of directors or for a third party to obtain control of us by replacing its board of directors.

Anti-takeover Effects of Oklahoma Law

Business Combinations With Interested Shareholders

The provisions of Section 18-1090.3 of the Oklahoma General Corporations regarding business combinations with interested shareholders, prohibit a Oklahoma corporation from engaging in various “combination” transactions with any interested shareholder for a period of three years after the date of the transaction in which the person became an interested shareholder, unless the (i) prior to that time, the board of directors approved either the business combination or the transaction which resulted in the person becoming an interest shareholder; (ii) upon consummation of the transaction with resulted in the person becoming an interested shareholder, the interest shareholder owned at least eighty-five percent (85%) of the outstanding voting stock  or (ii) the business combination is approved by the board of directors and holders of at least sixty-five percent (65%) of the outstanding common stock excluding the interested shareholder.

A “business combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested shareholder” having: (a) an aggregate market value equal to 10% or more of the aggregate market value of the assets of the corporation or (b) an aggregate market value equal to 10% or more of the aggregate market value of all outstanding shares of the corporation.

In general, an “interested shareholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation's voting stock.  The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our shareholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 1145 to 1155, inclusive, of the Oklahoma General corporate statutes which apply to Oklahoma corporations, including Oklahoma shareholder with at least 100 shareholders, and (i) more than ten percent (10%) of its shareholders resident in Oklahoma, (ii)more than ten percent (10%) of its shares owned by Oklahoma residents, or (iii) ten thousand (10,000) shareholders resident in Oklahoma, and which conduct business directly or indirectly in Oklahoma, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation's disinterested shareholders.  The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power.  Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested shareholders restore the right.  These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other shareholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

Our Certificate of Incorporation state that we have elected not to be governed by the “control share” provisions, therefore, they currently do not apply to us.

Transfer Agent And Registrar

Our independent stock transfer agent is Securities Transfer Corporation.  Their mailing address is 2591 Dallas Parkway Suite 102, Frisco Texas 75034.

Indemnification Of Directors And Officers

Under Oklahoma corporation law, a corporation is authorized to indemnify officers, directors, employees and agents who are parties or threatened to be made parties to any civil, criminal, administrative or investigative suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of the corporation or are or were acting in the same capacity for another entity at the request of the corporation.  Such indemnification includes reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

With respect to any criminal action or proceeding, these same indemnification authorizations apply if these persons had no reasonable cause to believe their conduct was unlawful.

In the case of any action by the corporation against such persons, the corporation is authorized to provide similar indemnification.  But, if any such persons should be adjudged to be liable for negligence or misconduct in the performance of duties to the corporation, the court conducting the proceeding must determine that such persons are nevertheless fairly and reasonably entitled to indemnification.

To the extent any such persons are successful on the merits in defense of any such action, suit or proceeding, Oklahoma law provides that they shall be indemnified against reasonable expenses, including attorney fees.  A corporation is authorized to advance anticipated expenses for such suits or proceedings upon an undertaking by the person to whom such advance is made to repay such advances if it is  ultimately determined that such person is not entitled to be indemnified by the corporation.

Indemnification and payment of expenses provided by Oklahoma law are not deemed exclusive of any other rights by which an officer, director, employee or agent may seek indemnification or payment of expenses or may be entitled to under any bylaw, agreement, or vote of stockholders or disinterested  directors.  In such regard, a Oklahoma corporation behalf of any person who is or was a director, officer, employee or agent of the corporation.

Our Certificate of Incorporation and Bylaws provide that we shall indemnify and advance expenses, and our board of directors is expressly authorized to indemnify any person, director, officer, employee or agent to the fullest extent allow under the Oklahoma General Corporation Act.  In addition, our Certificate of incorporation provides that none of our directors shall be personally liable to us or our shareholders for monetary damage for breach of fiduciary duty by such director as a director in accordance with Oklahoma law.  As a result of such corporation law, we may, at some future time, be legally obligated to pay judgments (including amounts paid in settlement) and expenses in regard to civil or criminal suits or proceedings brought against one or more of its officers, directors, employees or agents, as such.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing  provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange  Commission such indemnification  is against  public policy as expressed in the Securities Act and is, therefore, unenforceable.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Item 3.02 Unregistered Sales Of Equity Securities

On February 14, 2011, pursuant to a Securities Exchange Agreement, we issued 19,200 shares of our Series A Preferred Stock.  Of these shares, 19,200 shares of Series A Preferred Stock were issued in the aggregate to China Changesheng Investment Limited, China Longshan Investment Limited, High-Reputation Assets Management Limited, Joint Rise Investment Limited and W-Link Investment Limited (collectively, the “Chinese Weituo Shareholders”), in exchange for all the outstanding shares of Chinese Weituo.  The number of our shares of Series A Preferred Stock issued to China Changesheng Investment Limited, China Longshan Investment Limited, High-Reputation Assets Management Limited, Joint Rise Investment Limited and W-Link Investment Limited was determined based on an arms-length negotiation.  The issuance of our shares to China Changesheng Investment Limited, China Longshan Investment Limited, High-Reputation Assets Management Limited, Joint Rise Investment Limited and W-Link Investment Limited was made in reliance on the exemption provided by Section 4(2) and Regulation D promulgated thereunder of the Securities Act, as amended for the offer and sale of securities not involving a public offering.  We also relied on Regulation S promulgated under the Securities Act.

In instances described above where we issued securities in reliance upon Regulation D, we relied upon Rule 506 of Regulation D of the Securities Act.  These shareholders who received the securities in such instances made representations in substance that (a) the shareholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the shareholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the shareholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the shareholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the shareholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon management's inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

In instances described above where we indicate that we relied upon Section 4(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was a private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

In addition, China Changesheng Investment Limited, China Longshan Investment Limited, High-Reputation Assets Management Limited, Joint Rise Investment Limited, and W-Link Investment Limited are not U.S. Persons within in the meaning of Regulation S of the Securities Act.

Item 5.01 Changes In Control Of Registrant

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

In connection with the acquisition, there was a change of control of Sooner Holdings.  As a result of the closing of the Securities Exchange Agreement, China Changsheng Investment Limited, China Longshan Investment Limited, High -Reputation Assets Management Limited, Joint Rise Investment Limited, and W-Link Investment Limited, former shareholders of Chinese Weituo Technical Limited, collectively acquired 19,200 shares of Series A Preferred Stock 96.0% of the total voting power of all our outstanding voting securities assuming a proposed share consolidation.  In addition, Mr. Ang Jiang Han was appointed to our board of directors as chairman of the board effective as of the close of the Securities Exchange Agreement.  Our board of directors intends to appoint Huang Jin Bei, and Wu Hong Wei to our board of directors.  These appointments will become effective upon the tenth day following our mailing of an Information Statement to our shareholders.

Item 5.02. Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

Upon the closing of the Securities Exchange Agreement on February 14, 2011, R.C. Cunningham II resigned as chief executive officer and president, and  R.C. Cunningham III, one of our directors, submitted a resignation letter pursuant to which he resigned his position as our director.  The resignation of R.C. Cunningham III was not in connection with any known disagreement with us on any matter.

On the same date, our board of directors appointed Mr. Ang Jiang Han to fill the vacancy created by such resignation and to serve as Chairman of the Board. Mr. Ang’s appointment became effective upon the closing of the Securities Exchange Agreement on February 14, 2011.  In addition, our board of directors appointed Mr. Ang to serve as President, Mr. Huang to serve as our Vice President and Chief Financial Officer, Ms. Wu Li Cong as Chief Operating Officer and Mr. Wu Hong Wei as Secretary effective immediately at the close of the Securities Exchange Agreement.

Our board of directors intends to appoint Mr. Huang Jin Bei   and Mr. Wu Hong Wei to our board of directors.  In addition, in connection with these appointments, it is anticipated that R.C. Cunningham II will concurrently resign upon the appointment of these directors.  These appointments will become effective upon the tenth day following our mailing of the Information Statement to our shareholders.  For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under Item 2.01 of this report, which disclosure is incorporated herein by reference.

We mailed the Information Statement to our shareholders on February 25, 2011. As such, on March 7, 2011, the resignation of Mr. Cunningham II as a director became effective, and Messrs. Huang and Wu were elected to the board of directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 11, 2011, we filed a Certificate of Designation, Preferences and Rights  to provide for the authorization of 19,200 shares of Series A Preferred Stock.  Each share of Series A Preferred Stock is convertible into 1,000 shares of common stock upon the effective date of an amendment to our Certificate of Incorporation providing for among other things a share consolidation.  Each share of Series A Preferred Stock has a liquidation value of $0.50 per share and voting rights equal the number of shares of common stock into which the Series A Preferred Stock may be converted voting together with the common stock as class.  The Certificate of Designation, Preferences and Rights is filed as Exhibit 3.2.

Item 5.06 Change In Shell Company Status

As a result of acquisition disclosed under Item 2.01 and 5.01 of this report, which description  is in its entirety incorporated by reference in this Item 5.06, Sooner Holdings ceased being a shell company as such term is defined in Rule 12b-2 under the Exchange Act.

Item 9.01 Financial Statements And Exhibits

(a)   Financial Statements of Business Acquired

Previously filed as Exhibit 99.1 the audited consolidated financial statements of Shishi Feiying Plastic Co., Ltd as of and for the fiscal years ended December 31, 2010 and 2009.

Pro Forma Financial Information

Previously filed as Exhibit 99.2 the unaudited pro forma combined financial information of Chinese Weituo Technical Limited and its subsidiaries.

(b)   Exhibits

2.1
Securities Exchange Agreement dated February 14, 2011 by and among Sooner Holdings, Inc., an Oklahoma corporation; certain shareholders of Sooner; Chinese Weituo Technical Limited and the shareholders of Chinese Weituo(2)

3.1	Certificate of Incorporation, as amended(1)
3.2	Certificate of Designations, Preferences, and Rights of Convertible Series A Preferred Stock(2)
3.3	Bylaws(1)
10.1	Land Plot Transfer Agreement with Respect to Fujian Longshan Electronics Co., Ltd., dated October 10, 2003(2)
10.2	Trademark License Contract by and between the Company and Shishi Changsheng Shoes Industry Co., Ltd., dated December 21, 2007(2)
10.3	Premises Lease Contract by and between the Company and Shishi Changsheng Shoes Industrial Co., Ltd., dated December 25, 2007(2)
10.4	Maximum Mortgage Contract between Industrial and Commercial Bank of China (Shishi City Branch) and Shishi Changsheng Shoes Industry Co. Ltd. Contract No. 2008, Shishi (Di) Zi, No. 0170 (2)
10.5	Premises Lease Contract by and between the Company and Shishi Fengyuansheng Weaving Co., Ltd(2)
10.6	Premises Lease Agreement by and between the Company and Fujian Shishi Rural Cooperative Bank, dated April 24, 2008(2)
10.7	Working Capital Borrowing Contract No. 524 by and between Industrial and Commercial Bank of China and Shishi Feiying Plastic Co., Ltd., dated November 22, 2010 (3)
10.8	Working Capital Borrowing Contract No. 522 by and between Industrial and Commercial Bank of China and Shishi Feiying Plastic Co., Ltd., dated November 18, 2010 (3)
10.9	Working Capital Borrowing Contract No. 2010, Shishi Zi, No. 0546 by and between Industrial and Commercial Bank of China and Shishi Feiying Plastic Co., Ltd., dated November 30, 2010 (3)
10.10	RMB Borrowing Contract No. 173 by and between the Company and China Construction Bank Shishi Branch, dated September 16, 2010 (3)
10.11	RMB Borrowing Contract No. 12 by and between the Company and China Construction Bank Shishi Branch, dated January 4, 2010 (3)
10.12	General Financing Agreement for Export Order (Contract No. ORDER355551000015) by and between the Company and Industrial and Commercial Bank of China Shishi Branch, dated November 15, 2010 (3)
10.13	RMB Working Capital Borrowing Contract No. 152010026543 by and between the Company and Industrial bank Co., Ltd. Shishi Branch, dated October 19, 2010 (3)
10.14	Maximum Guarantee Contract No. 2010 Jian Quan Shi Gao Bao Zi, No. 47 by and between Shishi Feiying Plastic Co., Ltd. and China Construction Bank Shishi Branch, dated August 10, 2010 (3)
10.15	Maximum Amount Guarantee Contract No. 152010026118 by and between CIB Shishi Banch and Feiying Plastic Co., Ltd., dated December 10, 2010 (3)
10.16	Cooperation Agreement by and between Shishi Feiying Plastic Co., Ltd. and Jinjiang Yuan Feng Shoes Trading Co., Ltd. dated January 10, 2011*
10.17	Call Option Agreement between HongKong Weituo Technical Limited and Hong Jiang Han and Fujian Feiying Plastic Co., Ltd. (2)
10.18	Call Option Agreement between HongKong Weituo Technical Limited and Hong Jiang Han and Feiying Industrial Co., Ltd (San Ming) (2)

21.1		List of Subsidiaries(2)
99.1		Shishi Feiying Plastic Co., Ltd. Consolidated Financial Information as of and for the Years Ended December 31, 2010 and 2009.(4)
99.2		Pro Forma Unaudited Condensed Consolidated Financial Information as of and for the Year Ended December 31, 2010(4)
	*	Filed herewith
	(1)	Incorporated by reference to Form 10-KSB for the year ended December 31, 1995
	(2)	Incorporated by reference to Form 8-K filed on February 14, 2011.
	(3)	Incorporated by reference to Form 8-K/A Amendment No. 1 filed on May 4, 2011.
	(4)	Incorporated by reference to Form 8-K/A Amendment No. 2 filed on June 13, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sooner Holdings, Inc.,
an Oklahoma Corporation

Dated: October 7, 2011	/s/ Ang Kang Han
Ang Kang Han, President